Exhibit 99.2(r)(2)

APOLLO CODE OF ETHICS

December 2019

1.	INTRODUCTION		1
2.	ADMINISTRATION OF THE CODE OF ETHICS		2
2.1	Persons Subject to the Code		2
2.2	Consultants, Agents and Temporary Workers		2
2.3	Consequences of Violating the Code		3
2.4	Obligation to Report Violations		3
2.5	Current Version of the Code		3
2.6	Code of Ethics Annual Certification		3
2.7	Annual Compliance Survey & Accounts Certification		3
3.	STANDARD OF BUSINESS AND PERSONAL CONDUCT		4
3.1	Standard of Business Conduct		4
3.2	Standard of Personal Conduct		4
3.3	Limits of Your Authority		4
3.4	Use of Recording Devices		5
	3.4.1	Purpose	5
	3.4.2	Policy	5
3.5	Threat Protocol		5
4.	DATA PRIVACY AND CONFIDENTIALITY POLICY		6
4.1	Definitions		6
4.2	General Principles		7
4.3	Storage of Personal Information and Business Sensitive Information		7
4.4	Access to Personal Information and Business Sensitive Information		8
4.5	Transporting Personal Information and Business Sensitive Information		8
4.6	Reporting Lost, Stolen, or Potentially Compromised Personal Information or Business Sensitive Information		9
4.7	Third Party Access to Personal Information and Business Sensitive Information		9
4.8	Prior Employer’s Confidential Information and Trade Secrets		9
4.9	External Communications Relating to Apollo’s Business		10
	4.9.1	Press Releases	10
	4.9.2	Communications with the Media	10
	4.9.3	Speaking Engagements and Conference Participation	10
	4.9.4	Written Publications and Public Testimony	10
	4.9.5	Social Media	10
4.10	European Economic Area Data Transfers		11
4.11	Requests to Exercise Rights Regarding Personal Information		11
4.12	Additional Policies and Procedures		11
5.	APPROPRIATE USE OF TECHNOLOGY AND APOLLO RESOURCES POLICY		11

5.1	Generally			11
5.2	Use of the systems			12
5.3	Passwords			13
5.4	Device security			14
5.5	Computer malware			14
5.6	Mobile device policy			14
5.7	Mobile security policy			15
5.8	Employee remote network access policy			15
6.	OTHER BUSINESS CONDUCT			16
6.1	Assets of the Firm			16
6.2	Internal Controls, Record Retention, and Reporting			16
6.3	Post-employment Responsibilities			16
6.4	Third Party Agreements			17
6.5	Investor Complaints			17
7.	INSIDE INFORMATION			17
7.1	Definition of Material Non-public Information			18
7.2	Insider Trading and Tipping			19
7.3	Policies and Procedures Concerning Protection of Material Non-Public Information and Other Confidential Information			20
	7.3.1	Firm Restricted List		20
	7.3.2	Confidential Information Process		21
	7.3.3	Communication with Insiders		21
	7.3.4	Communications with Public Employees		22
	7.3.5	Inadvertent or Unauthorized Receipt of Material Non-Public Information		22
7.4	Limiting Inadvertent Access to Material Non-Public Information and Other Confidential Information			22
7.5	Arrangements with Consultants			23
8.	PERSONAL SECURITIES TRANSACTIONS			23
8.1	Personal Trading System			23
8.2	Employee Related Accounts			23
	8.2.1	New Employee Related Accounts and Closed Accounts		24
	8.2.2	Fully-Managed and Mutual Fund Only Accounts		24
8.3	Pre-clearance for Trades Other Than in Apollo, Apollo-Sponsored, or Athene Publicly Traded Securities			25
	8.3.1	Pre-Clearance for Trades in Funds Sub-Advised by Apollo		26
	8.3.2	Pre-Clearance for Private Placement Transactions, Private Funds and Alternative Investments		26
	8.3.3	Pre-Clearance for Personal Cryptocurrency Transactions		26
		8.3.3.1	Information on Cryptocurrency	26
		8.3.3.2	Cryptocurrency Mining	27
		8.3.3.3	Initial Coin Offerings (“ICO”)	27

8.3.3.4	Cryptocurrency Non-ICO Transactions	27
8.3.4	Employee Trading Policies for Apollo, Apollo-sponsored or Athene Publicly Traded Securities	27
8.4	Reporting Requirements	27
8.4.1	Holdings Reports	27
8.4.2	Transactions Reports	28
8.4.3	Duplicate Statements	29
8.5	Piggy-Backing and Front-Running	29
9.	ANTI-MONEY LAUNDERING	30
9.1	Aml Compliance Officer	30
9.2	Money Laundering	30
9.3	Know Your Customer	31
9.4	OFAC Prohibited Assets	31
9.5	Suspicious Activity	31
10.	FATCA	32
10.1	How does FATCA impact Apollo?	32
10.2	Are there topics that Covered Persons Should not discuss with investors?	32
11.	OUTSIDE ACTIVITIES, GIFTS AND OTHER POTENTIAL CONFLICTS OF INTEREST	33
11.1	Making Impartial Business Decisions	33
11.2	Potential Conflicts of Interest Under Limited Partnership Agreements and Offering Materials	34
11.3	Dealing with Portfolio Companies	34
11.4	Personal Relationships	34
11.5	Outside Business and Memberships	34
11.5.1	Pursuing Firm Business or Investment Opportunities	34
11.5.2	Outside Employment and Business Activities	35
11.6	Gifts	36
11.7	Entertainment	37
12.	SOLICITATION OF POTENTIAL INVESTORS.	37
13.	POLITICAL CONTRIBUTIONS	38
13.1	Definition of Key Terms	39
13.1.1	Contribution	39
13.1.2	Covered Investment Pool	39
13.1.3	Executive Officer	39
13.1.4	Government Entity	40
13.1.5	Official	40
13.1.6	Payment	40
13.1.7	Plan or Program of a Government Entity	40

13.1.8	Regulated Person	41
13.1.9	Solicit	41
13.2	Pre-clearance of Political Contributions and Contribution Related Activity	41
13.3	Payments for Soliciting a Government Entity	42
13.4	Solicitation of Political Contributions from Covered Persons	42
13.5	Use of Firm Name and Resources	42
13.6	Reimbursement of Contributions	43
13.7	Political Contributions of Portfolio Companies	43
13.8	Solicitation of Political Contributions and Fundraising Events	43
14.	ANTI-BRIBERY POLICY AND PROCEDURES	43
14.1	FCPA Overview	44
14.1.1	Anti-Bribery Provision	45
14.1.1.1	Foreign Government Officials	45
14.1.1.2	Restrictions on Payments to Third Parties	45
14.1.2	Accounting Provisions	46
14.1.2.1	Accurate Records	46
14.1.2.2	Payments, Recordkeeping and Reimbursements	46
14.1.2.3	Facilitation Payments	47
14.1.2.4	Commercial Bribery	47
14.2	the Firm’s Anti-Bribery Procedures	47
14.2.1	Giving and Receiving Gifts	47
14.2.2	Providing and Receiving Meals and Entertainment	48
14.2.3	Providing Travel	49
14.2.4	Restrictions on Reimbursements and Use of Cash	49
14.2.5	Contracts with Third Party Agents and Consultants (“Covered Intermediaries”)	49
14.2.5.1	Covered Intermediaries	49
14.2.5.2	Due Diligence Required to Engage an Intermediary	50
14.2.5.3	Provisions Required to be Included in Contracts with Covered Intermediaries	50
14.2.6	Mergers, Acquisitions and Joint Ventures	51
14.2.7	Charitable Contributions	51
14.2.8	Political Contributions	51
15.	WHISTLEBLOWER POLICY	51
16.	BUSINESS CONTINUITY PLAN	51
17.	NOTE FOR REGISTERED REPRESENTATIVES AFFLIATED WITH APOLLO GLOBAL SECURITIES, LLC	52

1.	INTRODUCTION

Our integrity and reputation depend on our ability to do the right thing. Apollo is committed to promoting a culture that encourages ethical conduct and compliance with the law and all Firm policies and procedures. As used in the Apollo Code of Ethics (the “Code”), “Apollo” or the “Firm” refers to Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Credit Management, LLC, Apollo Global Real Estate Management, L.P., Apollo Investment Management, L.P., affiliated investment advisers, any subsequently formed or acquired investment adviser (which, collectively, conduct a single advisory business) and all of their affiliated entities, which includes Apollo Management Holdings, L.P., and Apollo Global Management, Inc. (“AGM”). “Apollo” does not include any Apollo fund or Apollo fund portfolio company.

In our capacity as investment managers to various private funds, separately managed accounts, and other vehicles, we act as fiduciaries and thus owe a series of duties to these clients, including a general duty to act in their best interest at all times and avoid actual and apparent conflicts of interest. We have registered Apollo Management, L.P., Apollo Capital Management, L.P., Apollo Credit Management, LLC, Apollo Global Real Estate Management, L.P., and Apollo Investment Management, L.P. with the U.S. Securities and Exchange Commission (“SEC”). In addition, Apollo Management, L.P., Apollo Capital Management, L.P., and Apollo Global Real Estate Management, L.P. (the “filing advisers”) each have a number of “relying advisers” also deemed to be registered with the SEC as investment advisers.

For purposes of the Code, Apollo’s “clients” refers to private funds, separately managed accounts, and other vehicles or persons to which Apollo provides advisory services to; “investors” refers to the persons or entities that invest in the Firm’s clients; and “related parties” refers to Apollo and its direct or indirect affiliates (excluding portfolio companies).

The Code describes legal and ethical responsibilities that all Apollo partners, employees, members, owners, principals, directors and officers and, where applicable, consultants (as defined in Section 2.2 and collectively “Covered Persons”) are expected to uphold. It is a guide that is intended to alert Covered Persons to significant issues that may arise. However, it is not a summary of all laws or policies that apply to Apollo’s business, nor can it serve as a substitute for good judgment. The Code is based on our fundamental understanding that no one at Apollo should ever sacrifice integrity – or give the impression that they have – even if they think it would help the Firm’s business.

Each of us is accountable for our actions, and each of us is responsible for knowing and abiding by the policies that apply to us. You should look to this Code to guide your decisions in a variety of circumstances. However, no rulebook can anticipate every situation. Ultimately, the personal integrity, honesty and conduct of every person associated with Apollo define the character and reputation of our Firm. The good reputation of the Firm and those associated with it is critical to the success of Apollo.

Never underestimate the importance of your own personal and ethical conduct to the business and success of Apollo.

1

2.	ADMINISTRATION OF THE CODE OF ETHICS

The Code sets forth certain minimum expectations that Apollo has for you. You are expected to conduct the Firm’s business in full compliance with both the letter and spirit of the law, the Code, and any other policies and procedures that may be applicable to you.

The Code is administered by the Chief Compliance Officer or designee (collectively referred to as, “Compliance”) and is intended to provide general guidance regarding your conduct as a Covered Person. The Code is not an exhaustive consideration of all policies and procedures that may be applicable to you, and you are responsible for knowing which policies and procedures (whether or not listed here) apply to you, and for understanding and complying with them.

The Firm will take reasonable steps to ensure that the Code is followed, including monitoring and auditing to confirm compliance and to detect any illegal activity. The Firm has designated the Chief Compliance Officer with the responsibility for administering and ensuring compliance with the Code.

As a registered investment adviser, Apollo must comply with the requirements set forth in the Advisers Act, and the rules and regulations promulgated thereunder. This Code has been adopted in compliance with Rule 204A-1 under the Advisers Act. In addition to providing general guidance regarding your conduct as a Covered Person, this Code, together with Apollo’s Supervisory Procedures Manual, is intended to set forth the relevant requirements that we must follow as fiduciaries and registered investment advisers.

The Firm provides required training for Covered Persons covering some of the policies in this Code. Additionally, as contemplated by Advisers Act Rule 206(4)-7, Apollo regularly reviews the adequacy of the policies and procedures described herein and the effectiveness of their implementation.

The Code does not create any rights to continued employment, is not an employment contract and does not result in a partnership between you and Apollo. The Firm expects you to be thoroughly knowledgeable regarding the policies and procedures of the Firm, including those outlined herein, at all times. Whenever you have a question as to a particular course of conduct or the interpretation of the Firm’s policies and procedures, you should consult Compliance.

2.1	Persons Subject to the Code

The Code applies to all Covered Persons. The provisions of the Code described in Section 6.3 also apply to former Covered Persons of, and other persons formerly associated with, the Firm.

2.2	Consultants, Agents and Temporary Workers

Certain temporary workers, independent contractors, third party service providers, operating executives or deal consultants (collectively, “Consultants”) are expected to comply with the Code. Specific arrangements with such persons will vary depending on their relationship to the Firm. Consult Compliance if you have questions about your obligations or those of others.

2

2.3	Consequences of Violating the Code

Violating any laws or regulations that relate to the operation of our business, engaging in any other criminal conduct or failing to take reasonable steps to prevent or detect criminal conduct, insensitivity to, disregard of, or failure to comply with the Code and/or any other applicable policies and procedures of the Firm, or failure to cooperate as directed by the Firm with an internal or external investigation, may result in corrective and/or disciplinary action, up to and including immediate termination of employment. The Firm will take all reasonable actions to enforce the Code. In cases where a violation of the Code could cause the Firm irreparable harm, it may seek injunctive relief in addition to monetary damages.

2.4	Obligation to Report Violations

Apollo is committed to exercising due diligence to prevent and detect criminal conduct and promoting an organizational culture that encourages ethical conduct and commitment to compliance with the law. This Code and the policies and procedures of the Firm are designed, implemented and enforced with the intention of preventing and detecting criminal conduct and other violations law and/or regulation. Each Covered Person is essential in assisting the Firm in complying with these policies and procedures.

You must immediately report to Compliance any known or suspected violation of the Code or any applicable law or regulation, whether the suspected violation involves you or another person subject to the Code.

You must immediately report to Compliance any misdemeanor (other than a minor traffic violation), criminal charge, or arrest involving you personally, whether it relates to the business of the Firm or not.

2.5	Current Version of the Code

A copy of the Code is available through the Compliance portal on the Firm’s Intranet and is also distributed to each Covered Person upon initial hire and at least on an annual basis. The Code and other Firm policies and procedures may be amended from time to time. All amendments are considered part of this Code. The Firm expects Covered Persons to be thoroughly knowledgeable at all times regarding the policies and procedures of the Firm, including, without limitation, the Firm’s policies and procedures set forth herein. It is your responsibility to frequently review the Code to ensure that you comply with it.

2.6	Code of Ethics Annual Certification

At the start of employment and annually thereafter, all Covered Persons are required to complete a Code of Ethics Annual Certification. This Certification requires Covered Persons to attest that they have read, understand, and will continue to comply with the Firm’s Code. A sample Code of Ethics Annual Certification is included in Appendix 2.6.

2.7	Annual Compliance Survey & Accounts Certification

All Covered Persons are required to complete a Compliance Survey & Accounts Certification on

3

an annual basis. This Certification includes (i) a broker accounts confirmation; and (ii) a Code of Ethics survey. A sample Annual Compliance Survey & Accounts Certification can be found in Appendix 2.7.

3.	STANDARD OF BUSINESS AND PERSONAL CONDUCT

3.1	Standard of Business Conduct

It is Apollo’s policy to adhere to the highest legal and ethical standards in the conduct of its business. All Covered Persons must adhere to this same standard of conduct which requires, among other things:

•	Complying with all applicable laws and regulations, including federal securities laws;

•	Being mindful of the Firm’s fiduciary duties at all times;

•	Appropriately managing actual and potential conflicts of interests;

•	Refraining from entering into transactions, including personal securities transactions, that are inconsistent with client interests; and

•	Promptly reporting violations of this Code.

3.2	Standard of Personal Conduct

The personal conduct of every person associated with Apollo impacts the reputation of the Firm and is critical to the success of Apollo. It is the Firm’s policy that all Covered Persons adhere to highest standards of legal and ethical behavior in their personal conduct and other dealings both inside and outside of the Firm.

3.3	Limits of Your Authority

Your authority to act on behalf of Apollo is limited by various laws, regulations, corporate charters, bylaws and resolutions and by internal policies and procedures. You may not sign any documents, or otherwise represent or exercise authority on behalf of any Apollo entity unless you are specifically authorized to do so.

Any Covered Person who is authorized to act on behalf of Apollo must first conduct appropriate inquiries and due diligence to determine that the taking of such action is appropriate and consistent with the Firm’s business objectives, policies and procedures. Covered Persons who are responsible for supervising any other person in connection with actions taken on behalf of the Firm must provide appropriate supervision under the circumstances, which may include independently verifying information and conducting additional inquiries, to ensure that it is appropriate to rely on such information.

4

3.4	Use of Recording Devices

3.4.1	Purpose

Apollo has an obligation and a compelling interest in protecting the security and confidentiality of both its clients’ and employees’ information. To reduce the risk of disclosing that information, the Firm prohibits the use of recording devices as discussed below.

Apollo believes that the use of such devices in the workplace, especially in secret, can negatively impact the open and honest communication and positive working environment that is critical to our success, and may serve to exacerbate problems or disputes in the workplace rather than help resolve them. Toward that end, this policy is intended to reduce the risk that recording devices may be used by employees to resolve workplace issues or disputes on their own and without Apollo’s Human Capital, Compliance, or management personnel. Indeed, Apollo has policies and personnel in place to assist you with any workplace issues you may have, and Apollo encourages you to refer to these policies and personnel in the event of any such workplace issue.

3.4.2	Policy

The recording of conversations between or among Covered Persons during work activities and hours and at work locations (including client locations) is prohibited without the consent of the individuals being recorded. For purposes of this policy, “recording” includes audio and video recording on any device.

Violations will be carefully evaluated to determine the nature, extent, and purpose of the recording before discipline, if any, is issued. Depending on the nature and severity of the violation and the risk a violation poses to Apollo’s confidential client/employee information, employee relations or other legitimate business practices, discipline may vary from a verbal warning up to and including termination.

Nothing in the policy is meant to limit employees’ rights under any federal, state, or local laws. Notwithstanding the foregoing, however, please note that the laws of various states, including some of those in which Apollo has offices, prohibit as a felony the use of devices to record conversations without the consent of at least one party (as in New York and Texas) or all parties (as in California and Maryland) to a given conversation. As such, employees should be aware of these requirements, especially while traveling.

3.5	Threat Protocol

In the event a Covered Person receives a communication containing a threat to any Covered Person or the Firm, he or she must notify the Firm’s Chief Compliance Officer. The Chief Compliance Offer shall coordinate escalation to the appropriate parties and determine a proper response, which may include implementing additional security measures.

5

4.	DATA PRIVACY AND CONFIDENTIALITY POLICY

While conducting Apollo business, we may collect and create Business Sensitive Information and Personal Information (as defined in Section 4.1). Such information may be entrusted to us by companies in which Apollo funds invest, prospective portfolio companies of our clients, clients, and investors, and we may receive such information from various other sources. To protect Apollo’s reputation and integrity and to comply with our legal obligations, we must all work to safeguard the Business Sensitive Information and Personal Information that we collect or create.

This Data Privacy and Confidentiality Policy establishes Apollo’s expectations for the collection, storage, processing, and sharing of Business Sensitive Information and Personal Information. The Firm has adopted information security policies and procedures designed to support the Data Privacy and Confidentiality Policy. Summaries of these policies and procedures are contained in the Information Security Policy of Apollo’s Supervisory Procedures Manual. For further information regarding the Firm’s information security policies and procedures, please contact the Chief Information Security Officer.

Apollo expects all Covered Persons to familiarize themselves with the Data Privacy and Confidentiality Policy and the policies and procedures that are relevant to their job roles and responsibilities. The unauthorized collection, processing, storage, or disclosure of Business Sensitive Information or Personal Information could result in serious liability for the Firm and could substantially impact our reputation.

4.1	Definitions

“Personal Information” means any information collected or created in the course of conducting Apollo business that relates to an individual that is either directly identified by that information, or can be identified using a combination of other information, including, but not limited to, name, phone number (home or business), address (home or business), financial account number, social security number or equivalent, driver’s license number, date of birth, user id, device identifiers, cookie identifiers, or medical records. Personal Information includes information that relates to investors and Covered Persons. In the case of Covered Persons, that information may be contained in resumes, employment contracts, offer letters, work records (including information about disciplinary and grievance proceedings in which they have been involved), performance reviews, and other Human Capital-related records.

“Business Sensitive Information” means any confidential or proprietary business information, collected or created while conducting Apollo business, including information about the Firm, and information related to the Firm’s clients’ portfolio companies and prospective portfolio companies, investments, and clients. Business Sensitive Information may also include information about multiple competitors in an industry.

The following are examples of Business Sensitive Information:

•	Information about actual or potential investments, clients or investors;
6

•	Marketing plans or strategies of the Firm, clients or clients’ portfolio companies;

•	Financial information concerning the Firm, clients, related parties, clients’ portfolio companies, or investors;

•	Research and development projects of the Firm, clients, related parties, or clients’ portfolio companies;

•	Reports or analyses prepared by the Firm, clients, related parties, or clients’ portfolio companies based on Business Sensitive Information; and

•	Information subject to written confidentiality agreements between the Firm, its clients, investors, related parties, clients’ portfolio companies and third parties.

Certain types of Business Sensitive Information may be considered material non-public information, which must be handled with additional care and is subject to additional controls as discussed in Section 7.

Personal Information and Business Sensitive Information may be contained in electronic documents, electronic communications, or hard-copy forms.

4.2	General Principles

Covered Persons should observe the following principles when dealing with Personal Information or Business Sensitive Information:

•	Treat all Personal Information and Business Sensitive Information as confidential.

•	Access Personal Information and Business Sensitive Information only for valid business purposes and with proper authorization.

•	Do not use or disclose Personal Information or Business Sensitive Information without a valid business purpose and proper authorization.

•	Consult with a member of Legal or Compliance if you have any questions regarding the collection, use, storage, transfer or sharing of Personal Information or Business Sensitive Information.

4.3	Storage of Personal Information and Business Sensitive Information

Covered Persons should store Personal Information and Business Sensitive Information in a manner that respects and is appropriate to the sensitivity of the information. Apollo’s Supervisory Procedures Manual and information security policies establish requirements for storing Personal Information and Business Sensitive Information. Covered Persons should consult with their supervisors, IT Support, or Compliance if they have any questions regarding how Personal Information or Business Sensitive Information should be stored.

7

Covered Persons should store Personal Information and Business Sensitive Information in accordance with applicable data retention and disposal policies and procedures. When Personal Information or Business Sensitive Information is no longer needed, Covered Persons should dispose of the information in accordance with the Firm’s policies and procedures regarding document retention and disposal, and applicable laws.

Covered Persons may store Personal Information or Business Sensitive Information on removable media for a valid business purpose and only with authorization from Compliance and IT Support. Removable media includes devices or media that allow for read or write access and can be moved from one device to another without modification. Such media includes flash memory devices (e.g., thumb drives), cameras, removable hard drives, hard drive-based mp3 players, optical discs (e.g., CD and DVD disks), and floppy discs. Contact IT Support to assist with putting Personal Information or Business Sensitive Information on removable media to ensure the information is encrypted. Personal Information and Business Sensitive Information should be removed from removable media when no longer needed for business purposes.

Covered Persons should consult with their supervisors, IT Support or Compliance if they have questions about the storage of Personal Information or Business Sensitive Information.

4.4	Access to Personal Information and Business Sensitive Information

Covered Persons should access Personal Information and Business Sensitive Information only as authorized and for valid business purposes. The Firm’s Access Control Policy sets forth policies and procedures regarding access to Apollo’s computer and communications systems. Covered Persons should consult their supervisors, IT Support, or Compliance if they have questions regarding this policy or other policies and procedures that may govern access to Personal Information or Business Sensitive Information. Apollo will take steps to provide Covered Persons with access to Personal Information and Business Sensitive Information consistent with their roles and responsibilities. Apollo has established policies and procedures to modify, update, or terminate Covered Persons’ access rights based upon changes in roles and responsibilities, or upon termination of the relationship with Apollo.

4.5	Transporting Personal Information and Business Sensitive Information

Covered Persons should transport Personal Information and Business Sensitive Information from the Firm’s premises only for valid business purposes and as necessary to perform job duties. Whenever Personal Information or Business Sensitive Information is transported off Firm premises, there is an increased risk that the information may be compromised. Covered Persons should therefore take reasonable steps to protect Personal Information and Business Sensitive Information during transport. For example:

•	Hard copy documents should not be left unattended in vehicles or public locations;

•	Covered Persons should take steps to ensure that unauthorized individuals (including family members) cannot see or read Personal Information and Business Sensitive Information; and
8

•	As set forth in Section 4.3, Covered Persons should store Personal Information and Business Sensitive Information on removable media, laptops, mobile devices, and other portable devices only when protected by appropriate encryption technologies or other safeguards.

The Information Security Officer will specify requirements for the transmission and storage of Personal Information and Business Sensitive Information. Covered Persons should follow those requirements when transmitting or storing Personal Information or Business Sensitive Information. Covered Persons should contact IT Support with any questions about the storage or transmission of such information and to set up channels for transmitting such information as needed.

4.6	Reporting Lost, Stolen, or Potentially Compromised Personal Information or Business Sensitive Information

If a Covered Person has reason to believe that Personal Information or Business Sensitive Information in any form, including electronic and hard copy formats may have been lost (including where such information is temporarily unavailable), stolen, or otherwise compromised (e.g., made public, disclosed to, or accessed by a third party without authorization) the Covered Person should report the suspicion to Compliance and IT Support immediately. The failure of any Covered Person to report lost, stolen or otherwise compromised Personal Information or Business Sensitive Information may be deemed a violation of the Code and may result in disciplinary action.

4.7	Third Party Access to Personal Information and Business Sensitive Information

Covered Persons should provide third parties with access to Personal Information and Business Sensitive Information only as authorized and only for valid business purposes. Before sharing Personal Information or Business Sensitive Information with third parties, Covered Persons should confirm that the sharing is consistent with applicable policies and procedures set forth in the Supervisory Procedures Manual.

Before engaging service providers to access, store, or otherwise process Personal Information or Business Sensitive Information on behalf of Apollo, Covered Persons must submit the service provider for review in accordance with the Vendor Engagement and Management Policy. For additional information regarding this policy or the service provider review process, please contact the Vendor Management team at VendorManagement@apollo.com.

4.8	Prior Employer’s Confidential Information and Trade Secrets

Covered Persons should not disclose to Apollo or other Covered Persons any confidential or proprietary information or trade secret of a prior employer nor should Covered Persons use such information while engaged in Apollo business, unless the information or trade secret is then public information through no action of the Covered Person at issue or unless previously agreed to by the prior employer. In addition, Covered Persons must not encourage individuals to share information that may be confidential or proprietary to their current or former employers. All

9

Covered Persons should contact Compliance if they believe they may have confidential information regarding former employers.

4.9	External Communications Relating to Apollo’s Business

4.9.1	Press Releases

Press releases are issued by the Firm to announce noteworthy events or information and may only be issued by Corporate Communications. Any press releases relating to AGM must be approved by AGM Legal and Corporate Communications. Press releases relating to an Apollo fund must be approved by the relevant transaction deal team, Legal and Corporate Communications.

4.9.2	Communications with the Media

Covered Persons may, from time to time, be approached by members of the media or they may have existing relationships with various industry journalists or other media outlets. Covered Persons must be extremely careful when communicating with the media regarding Apollo, especially with regard to transactions and other sensitive information. Covered Persons must immediately notify Corporate Communications of any media inquiries or requests for interviews. Any communication with the media must be pre-approved by Legal and Corporate Communications.

4.9.3	Speaking Engagements and Conference Participation

Covered Persons may be invited to participate in a speaking engagement or as a panelist at an industry conference. Covered Persons must receive approval from Corporate Communications and Compliance prior to any such engagement by submitting a request for approval to ConferenceApprovals@apollo.com. All materials to be presented at such engagements or conferences must be approved by Compliance and Corporate Communications.

4.9.4	Written Publications and Public Testimony

Covered Persons with specialized knowledge within a particular industry may publish written works or provide public testimony as an expert. Where these activities would reasonably be considered as communicating on behalf of Apollo or if there is attribution to Apollo or a Covered Person’s affiliation to Apollo, Covered Persons must receive approval from Corporate Communications and Compliance prior to any such publication or testimony by submitting a request for approval to ConferenceApprovals@apollo.com.

4.9.5	Social Media

Apollo has designated certain select Covered Persons to use and post content on the Firm’s social media accounts. Before posting content, these designated individuals must obtain approval from Legal, Compliance and Corporate Communications unless the proposed content satisfies the Social Media Guidelines set forth in the External Communications Policy of Apollo’s Supervisory Procedures Manual. Please contact the Global Head of Branding for a current list of designated Covered Persons. Compliance will maintain a list of passwords

10

associated with designated Covered Persons’ accounts. All other Covered Persons may not use social media on behalf of Apollo or for any Apollo business purpose.

4.10	European Economic Area Data Transfers

Personal Information may be transferred outside of the European Economic Area, whether such transfer is between Apollo entities or between Apollo and a third party (such as a service provider in the U.S.), with appropriate documentation and related protections in place. If there is any doubt about whether such documentation and protections are in place, Covered Persons should consult with Legal or Compliance.

4.11	Requests to Exercise Rights Regarding Personal Information

Some jurisdictions in which Apollo operates provide individuals certain rights over the Personal Information which relates to them. These rights may include, subject to local laws, the right to receive a copy of Personal Information about them, the right to have Personal Information updated, corrected or deleted, the right to object to Apollo’s use of their Personal Information, the right to have certain Personal Information transmitted to a third party (also known as the “right to data portability”), the right to withdraw consent, and the right to complain to their local data protection regulatory authority. Covered Persons who receive such a request must follow the process set forth in Apollo’s Supervisory Procedures Manual for responding to requests from individuals about their Personal Information.

4.12	Additional Policies and Procedures

Additional policies and procedures are set forth in Apollo’s Supervisory Procedures Manual and its appendices to further Apollo’s compliance with its privacy and data security obligations, including under European Union data protection laws, and the Firm’s commitment to safeguarding Personal Information and Business Sensitive Information. Covered Persons may be provided with additional notices regarding the processing of Personal Information.

5.	APPROPRIATE USE OF TECHNOLOGY AND APOLLO RESOURCES POLICY

5.1	Generally

We expect Covered Persons to apply their best judgment when using the Firm’s resources. The Firm provides computers, networks, systems, applications and other resources (collectively, “Systems”) for conducting Firm business. The Systems are Firm property, and, to the extent permitted by applicable laws, the Firm treats all electronic communications created, sent, received, or stored on the Systems as property of the Firm. Telephones, email systems and other electronic communications devices provided by Apollo, whether in the workplace or elsewhere, are owned and maintained by the Firm.

The Firm’s Systems are configured to retain records consistent with the relevant laws, regulations, and other applicable data retention requirements, including Advisers Act Rule 204-2 (the “Books and Records Rule”) which requires advisers to maintain originals of all written communications relating to (i) any recommendation made or proposed to be made and any

11

advice given or proposed to be given; (ii) any receipt, disbursement or delivery of funds or securities; (iii) the placing or execution of any order to purchase or sell any security; and (iv) the performance or rate of return of any or all managed accounts or securities recommendations, subject to certain limitations (written communications relating to items (i)-(iv) are referred to herein as “covered communications”).

•	Send all covered communications through the Firm’s electronic communication systems at all times (e.g., Apollo-provided e-mail, Skype, Slack, Zoom, Bloomberg), including when away from the office;

•	Refrain from using text message, personal e-mail, messaging application (e.g., WhatsApp, WeChat), or social media for any covered communications[1]; and

•	Save and store all files, including but not limited to documents, spreadsheets, and presentations, only on the Firm network or on third party sites approved by Apollo (contact IT Security for a list of third-party sites that have been approved by Apollo).

Subject to applicable laws and regulations, the Firm reserves the right to monitor, review and disclose all electronic communications and all information created, stored, or transmitted via the Systems as the Firm deems appropriate for its legitimate purposes without further notice or consent. The Firm conducts regular monitoring of Systems and electronic communications.

Covered Persons should expect to have their communications reviewed as part of this monitoring program.

5.2	Use of the Systems

The use of the Systems through the Firm is a privilege, not a right, and may be revoked. Covered Persons should generally access and use the Systems only to perform work on behalf of Apollo. Incidental personal use is permitted if it does not interfere with job performance or employment obligations, impact Apollo’s operations, compromise the Systems, consume more than a trivial amount of resources that would otherwise be used for business purposes, give rise to more than nominal additional costs, or interfere with the activities of other Covered Persons.

Under no circumstances should the Systems be used for personal financial gain, to solicit others for activities unrelated to the Firm’s business, or in connection with political campaigns or lobbying without approval from Compliance.

For example, Covered Persons may not:

•	Engage in any activity that may harass, threaten or abuse others;

•	Engage in actions that damage Systems, computers, or networks, including hacking or attempting to gain access to a restricted computer or network;

[1]	To the extent you engage in any covered communications through these channels, contact Compliance to discuss the best means for ensuring such communications are brought onto firm systems.
12

•	Use the Systems to engage in illegal activity or activity that would violate the Firm’s policies and procedures;

•	Use the Systems to communicate, transmit, copy, publish, store, or otherwise handle Personal Information or Business Sensitive Information except as consistent with the Data Privacy and Confidentiality Policy or other applicable policies and procedures, or as authorized by supervisors or Legal;

•	Use the Systems to implement automatic forwarding rules for your Apollo designated email address in Outlook, unless approved by Compliance;

•	Use the Systems to copy and/or transmit any documents, software, or other information protected by copyright laws, trade secret, patent, or other intellectual property rights;

•	Use the Systems to intentionally access, create, store or transmit material which the Firm may deem offensive, indecent or obscene unless required for a defined business need;

•	Bypass, disable, or tamper with security controls, software, equipment, or security logs;

•	Attempt to access any data or programs on the Systems without authorization;

•	Connect any device to the Firm’s Network unless the device is authorized by IT Support;

•	Attempt to bypass, disable, tamper or change any software, equipment, system configuration or network (including operating system, security controls, registry settings, web browser configuration or printer) without prior approval from IT Support;

•	Download or install software on any Firm computer without prior approval from IT Support; or

•	Make any warranty or guarantee on behalf of the Firm, either express or implied (unless this activity is part of normal job duties).

Among other things, the following are also prohibited:

•	Statements, which if made in any other forum, would violate any of the Firm’s policies and procedures, including policies against discrimination and harassment and participation in impermissible or illegal activities; and

•	Disclosing Personal Information (that is not your own) or Business Sensitive Information on social media web sites, chat rooms, electronic bulletin boards or blogs without prior approval from Compliance.

5.3	Passwords
13

Each authorized user is assigned a unique user log-on ID and password. Covered Persons should take reasonable steps to preserve the confidentiality and security of their passwords. Covered Persons must not share passwords, nor may they store user passwords on paper or code them into programs. If Covered Persons suspect that their passwords have been compromised, they should immediately change their passwords and report such suspicions to IT Support.

Covered Persons should change their passwords regularly, consistent with the requirements published by IT Support. See the Password Management Policy for the Firm’s policy regarding password settings and maintenance.

5.4	Device Security

Covered Persons should comply with the Device Security Policies issued by IT Security. Covered Persons should not leave computers, laptops, tablets, smartphones, or other devices unattended without implementing lock screens or other safeguards.

5.5	Computer Malware

Computer malware can be injected into the System through the receipt of emails, email attachments, or files from other systems. Covered Persons should use good judgment before opening files attached to emails from unknown senders.

Covered Persons must pay attention to and strictly comply with all warnings and instructions of the Firm relating to malware. Covered Persons must immediately inform IT Support of the suspected presence of any malware on any Firm computer or the Systems of which they become aware.

Covered Persons should take steps to immediately disconnect from the Firm’s network any computer or device that is suspected of being infected with malware or other harmful code.

Covered Persons are prohibited from disabling or interfering with any malware-scanning software installed on their system.

5.6	Mobile Device Policy

This Mobile Device Policy governs the use of mobile and handheld devices, including broadband cards and broadband chips found in some laptops. The term “handheld device” encompasses any device which allows you to process, receive, or send data, or make voice calls on a cellular network without the use of a third party application.

Apollo may provide certain Covered Persons with a mobile device and a corresponding data service plan. Apollo will determine the types of mobile devices and plans available to Covered Persons and may provide Covered Persons with a choice. Apollo may replace mobile devices as business needs dictate. Any mobile device provided by Apollo remains the property of the Firm and must be returned upon request.

14

Mobile devices are provided for Firm business, and Covered Persons should use handheld devices in accordance with Section 5.2.

Covered Persons are welcome and encouraged to use their personal mobile devices, provided they are set up by IT Support for use on the Apollo network.

All mobile and handheld devices that Covered Persons use to connect to the Apollo network or send or receive Apollo Data are subject to Apollo’s Mobile Security Policy, which is set forth below.

If a Covered Person has questions about the proper use of the Systems, he/she should contact IT Support, Legal, or Compliance.

If a mobile device is lost or stolen, including a personal device that has connectivity to Apollo’s network, IT Support must be notified immediately.

5.7	Mobile Security Policy

This Mobile Security Policy applies to any device (personal or Firm owned) that Covered Persons use to send or receive Apollo data or connect to the Apollo network. All such devices must be set up to receive mobile security applications and software that Apollo will push to the device. The Mobile Security Policy requires that that the device is locked after at most five minutes of inactivity and that the device has a passcode. Apollo has the ability to wipe or remove the device from the Apollo network if the device is lost or stolen or if the device owner’s relationship with Apollo terminates.

5.8	Employee Remote Network Access Policy

This Employee Remote Network Access Policy is designed to minimize the potential exposure of the Firm to damages that may result from the unauthorized use of Systems. This Policy applies to all Covered Persons who utilize a Firm-owned or personally-owned computer, workstation, or other device to remotely connect to the Firm’s network.

Covered Persons must follow the Firm’s procedures published by IT Security regarding secure remote access. Covered Persons must not conduct Firm business using resources not approved by IT Security (e.g., Yahoo mail, Gmail, or unapproved cloud storage platforms). Covered Persons should confirm that personal devices and equipment used to connect to Firm’s networks meet the requirements of Firm-owned equipment for remote access. Covered Persons should contact IT Support if they have questions about the applicable requirements.

Subject to applicable laws and regulations, the Firm reserves the right to monitor, review, or disclose Covered Persons’ remote use of Systems as the Firm deems appropriate for its legitimate purposes without further notice or consent from Covered Persons users. Covered Persons should have no expectation of privacy when remotely accessing Systems.

15

6.	OTHER BUSINESS CONDUCT

You are expected to conduct the Firm’s business in accordance with the highest legal and ethical standards, respecting the Firm’s clients, investors and related parties, dealing responsibly with the Firm’s assets and complying with applicable legal and regulatory requirements.

6.1	Assets of the Firm

You are expected to protect the Firm’s assets and the Firm’s clients’ assets.

The Firm’s assets include not only financial assets such as cash, securities and physical assets such as furnishings, equipment and supplies, but also client relationships and intellectual property including information about clients, investors, related parties, systems and people. All property created, obtained, or compiled by or on behalf of the Firm belongs to the Firm.

The Firm’s assets should be used only to conduct the Firm’s business. No one is permitted to engage in any activity that could harm a client’s financial interests or the relationship with a Firm client.

6.2	Internal Controls, Record Retention, and Reporting

Internal controls and record retention policies and procedures have been established in order for Apollo to meet legal and business requirements.

The falsification of any book, record or account relating to the business of Apollo, its clients or to the disposition of assets of the Firm or its clients (including, without limitation, the submission of any false personal expense statement, claim for reimbursement of a non-business expense or a false record or claim under an employee benefit plan) is prohibited and may amount to a criminal offense.

All forms of recorded information created or received in the course of conducting the Firm’s business or involving the Firm’s legal obligations must be maintained and/or discarded in accordance with the Firm’s policies and procedures on record retention set forth in Apollo’s Supervisory Procedures Manual. Notwithstanding any other provision of such record retention policies and procedures, no document or record may be destroyed if you have been advised or otherwise should recognize that it may be relevant to a pending or threatened legal or regulatory proceeding.

6.3	Post-Employment Responsibilities

Certain responsibilities undertaken as part of a Covered Person’s employment or association with the Firm continue after termination of a Covered Person’s employment or association with the Firm. Specifically, all Covered Persons, after the termination of the Covered Person’s employment or other association, must (in addition to other specific requirements of the Code and any employment agreements with the Firm):

16

•	Return all Firm assets in the Covered Person’s possession, including, but not limited to, files, records, building access cards, keys, cell phones, mobile or remote computers, corporate credit cards, computer software, hardware, and disks;

•	Maintain the confidentiality of any Personal Information, Business Sensitive Information, or material non-public information (as defined in Section 7.1) relating to the Firm, its clients, investors, related parties, or any other confidential information obtained during the Covered Person’s employment;

•	Refrain from insider trading based on information obtained during employment by Apollo;

•	Assist Apollo with investigations, litigation and the protection of intellectual property relating to the Covered Person’s employment;

•	Refrain from soliciting a business or investment opportunity that the Covered Person became aware of during employment or other association with the Firm, from someone doing business or seeking to do business with Apollo; and

•	Refrain from engaging in any business opportunity belonging to the Firm or any client that the Covered Person became aware of during the Covered Person’s employment or other association with the Firm.

6.4	Third Party Agreements

All services/supplier/vendor contracts, agreements, and/or engagement letters with third parties (“Third Party Agreements”) should be sent to Legal via the distribution list entitled “Vendor Agreements” (external distribution name: VendorAgreements@Apollo.com) for review and coordination of execution. All Third Party Agreements must be reviewed and negotiated by Legal to ensure that Apollo’s interests are adequately represented, and only authorized persons sign on behalf of Apollo. This policy applies to agreements that are being renewed as well as those being entered into with a third party in the first instance.

6.5	Investor Complaints

You must promptly notify Investor Relations if you receive written complaints. A “complaint” is defined as any written communication (including electronic communication) from an investor or any person acting on behalf of an investor, alleging a grievance involving the activities of the Firm or any of its Covered Persons.

7.	INSIDE INFORMATION

Section 204A of the Advisers Act requires that the Firm establish, maintain and enforce written policies and procedures reasonably designed to prevent the Firm and its Covered Persons from misusing material non-public information, also known as inside information. Violations of the laws against insider trading and tipping by Covered Persons can expose the Firm and any Covered Person involved to severe criminal and civil liability. In addition, the Firm and its

17

personnel have ethical and legal responsibilities to maintain the confidences of clients and to protect confidential and proprietary information developed by or entrusted to the Firm.

The Firm and any Covered Person involved may be exposed to potential insider trading or tipping liability under the federal securities laws if the Firm or any Covered Person executes transactions (whether for a client or otherwise) in, or communicates information regarding, securities for which the Firm or any Covered Person possesses material non-public information. This potential liability is particularly problematic because the Firm as a whole may be deemed to possess material non-public information known by any of its Covered Persons.

The Firm has adopted and implemented the following policies and procedures to (i) ensure the propriety of trading activity by Covered Persons and the Firm and (ii) protect and segment the flow of material non-public information and other confidential information. The Firm’s lack of information barriers increases the importance of Covered Persons complying with these policies and procedures.

7.1	Definition of Material Non-Public Information

Information is generally considered “material” if there is a substantial likelihood that a reasonable investor would use the information when deciding to buy, sell or hold the securities of a particular issuer, or if the information is reasonably certain to have an effect on the price of the securities. If the information would influence one’s decision on whether or not to trade, it should be considered material for purposes of the matters discussed in this Code. While it is not possible to identify in advance all information that would be deemed material, illustrations of such information may include:

•	Financial performance, forecasts and changes in previously disclosed financial information;

•	Projections and strategic plans;

•	Mergers, acquisitions, dispositions or tender offers (whether completed or proposed);

•	Purchase or sale of substantial assets (whether completed or proposed);

•	New major contracts, orders, suppliers, customers or finance sources, or the loss thereof;

•	Significant new products to be introduced and significant discoveries of natural resources;

•	Significant pricing changes;

•	Changes in dividend policies or amounts;

•	Stock splits, public or private securities/debt offerings;
18

•	Stock repurchase programs;

•	Significant changes in management or operations;

•	Significant labor disputes or negotiations;

•	Actual or threatened major litigation, or the resolution of such litigation;

•	Financial liquidity problems or extraordinary borrowings;

•	Significant changes in a relationship with a primary lender;

•	Material write-offs or restructurings;

•	Proposed issuance of new securities;

•	Significant increase or decrease in backlog orders or the award of a significant contract;

•	Governmental investigations, criminal actions or indictments and any collateral consequences including potential debarment from government contracts; and

•	Governmental decision-making affecting specific parties, including regulatory approval and awards of government contracts.

If there is any doubt as to whether information is material, treat the information as material.

“Non-public” information is information that is generally not available to ordinary investors in the marketplace or in general circulation. As a rule, in order to conclude that information is public, a Covered Person should be able to show that the information is generally available; for example, its announcement in an SEC filing or in a major news publication such as the Wall Street Journal. The information must also have been publicly available for sufficient time for the market to react and reflect the information in the security’s price.

7.2	Insider Trading and Tipping

Insider trading refers generally to transacting in any security (which, for purposes of these procedures shall include equity securities, bonds and other debt securities, convertible securities, bank loans, derivatives, options, any stock index including such securities as an element, and any other financial instruments) while in possession of material non-public information regarding the security or the issuer of the security. Insider trading may also include “tipping” such material non-public information. Tipping is the act of communicating material non-public information to any person who could use such information to purchase or sell securities.

Covered Persons who are in possession of material non-public information may not engage in insider trading or tipping. These prohibitions are applicable regardless of how the material non- public information is acquired. Penalties for trading on material non-public information are

19

severe and include both significant monetary fines and imprisonment.

Unless a decision has been made by Apollo that the receipt of material non-public information in connection with the Firm’s business is necessary or desirable, Covered Persons should affirmatively avoid directly or inadvertently coming into possession of material non-public information, or communicating material non-public information to others, including information in connection with their personal dealings (e.g., Covered Persons may not discuss Firm or client dealings with unrelated business contacts, family, friends, and other third parties). Such affirmative actions by Covered Persons will reduce the likelihood of insider trading and tipping and will avoid the unwanted imputation of material non-public information to the Firm.

Any Covered Person who comes into possession of material non-public information relating to a security or the issuer of a security must immediately contact Legal or Compliance. Covered Persons must refrain from (i) effecting transactions in securities of the issuer; and (ii) communicating the information to any person inside or outside the Firm unless and until Legal or Compliance advises the Covered Person to the contrary. Please remember that since Apollo does not have information barriers, if one employee has possession of material non-public information, the entire organization is deemed to have it as well. Therefore, it is critical to contact Legal or Compliance if you believe you have come into possession of such information.

7.3	Policies and Procedures Concerning Protection of Material Non-Public Information and Other Confidential Information

It is imperative that the Firm exercise control over the circumstances in which it and its Covered Persons receive material non-public information and other confidential information. Without effective controls in this area, the Firm and its clients may be “frozen” in a position or precluded from taking a new position in a security if the Firm or one of its Covered Persons has come into possession of material non-public information. Covered Persons may find themselves in similar situations with respect to their personal investments. Therefore, it is essential that Covered Persons not seek information that they believe may be material non-public information without prior approval from Compliance.

7.3.1	Firm Restricted List

The contents of the Firm’s Restricted List are confidential and proprietary information of the Firm and may not be communicated to anyone outside of the Firm without the prior approval of Compliance.

The Firm’s Restricted List is comprised of two parts.

Part I consists of the Holdings List, which is maintained by Operations and generally includes all issuers in which Apollo funds maintain a position. However, this list does not include the holdings of Apollo Insurance Solutions Group, LLC (“ISG”) clients or MidCap FinCo Limited (“MidCap”) clients. The ISG and MidCap holdings are both maintained separately and reviewed daily.

Part II is the Restricted List which is maintained by Compliance and contains the following:

20

•	Names of companies about which the Firm, ISG, Redding Ridge Asset Management LLC (“Redding Ridge”) or MidCap may have material non-public information;

•	Names of entities with which the Firm, ISG, Redding Ridge or MidCap has confidentiality agreements that may impose certain restrictions on investments; and

•	Names of entities for which members of the Firm, ISG, Redding Ridge or MidCap serve as directors, officers or members of a creditors committee.

The Restricted List is updated daily and is available both on the Firm’s Intranet and within the Firm’s order management system.

Transactions in securities of companies listed on the Restricted List require pre-clearance from Compliance. See the Trading Policy of Apollo’s Supervisory Procedures Manual for the Firm’s trade pre-clearance policy and procedures. See the Personal Securities Transactions Policy of Apollo’s Supervisory Procedures Manual for the Firm’s personal trade pre-clearance procedures.

7.3.2	Confidential Information Process

As a condition to the Firm receiving material non-public information or other confidential information, the Firm may be asked to enter into a confidentiality agreement whereby the Firm will, among other things, agree to keep such information confidential. No Covered Person is authorized to seek any material non-public information or other confidential information or enter into any written or oral confidentiality agreement, on behalf of the Firm without the express prior approval of either Legal or Compliance. Procedures for receiving confidential information are set forth in the Confidential Information Process Policy of Apollo’s Supervisory Procedures Manual.

Covered Persons also shall notify Compliance in the event they receive any material non-public information or if they are uncertain as to whether the information they receive is material and non-public.

7.3.3	Communication with Insiders

Covered Persons should exercise caution when communicating with representatives of companies, creditors’ committees, boards of directors, advisers or significant shareholders (collectively, “Insiders”). Covered Persons should: (i) identify themselves and the purpose of their communication; and (ii) make clear that the Firm is not seeking material non-public information or other confidential information (and that the Firm will assume that any and all information given to it by an Insider has been publicly disclosed or is not material).

If a Covered Person wishes to obtain material non-public information or other confidential information during such discussions, the Covered Person must first request pre-clearance from Legal or Compliance. Legal or Compliance will then review the name of the issuer prior to the Covered Person receiving the material non-public information or other confidential information through the Confidential Information Process.

21

7.3.4	Communications with Public Employees

Covered Persons should exercise caution with respect to non-public information received from communications with federal legislative, executive, and judicial branch employees (collectively, “Public Employees”). Under federal law, Public Employees are strictly prohibited from making a private profit using material non-public information derived from their position as a Public Employee or gained through performance of their official duties.

If a Covered Person wishes to obtain material non-public information or other confidential information from Public Employees, the Covered Person must first request pre-clearance from Legal or Compliance. Legal or Compliance will then review the circumstances (including, if applicable, the name of the issuer regarding which material non-public information is to be received) prior to the Covered Person receiving the material non-public information or other confidential information through the Confidential Information Process. Additionally, if a Covered Person is unsure as to whether material non-public information or other confidential information was received, the Covered Person should contact Legal or Compliance.

7.3.5	Inadvertent or Unauthorized Receipt of Material Non-Public Information

If a Covered Person inadvertently or without authorization comes into possession of material, non-public information, the Covered Person must notify Legal and Compliance immediately. Upon the receipt of such information, the Covered Person may not: (i) disclose the material, non- public information to others within or outside of the Firm; (ii) participate in discussions or deliberation with others within or outside of the Firm, or work on any transactions involving the company to which such information relates; or (iii) engage in transactions (or recommend or suggest that any person engage in transactions) in the securities to which such information relates, without the prior approval of, and subject to any and all restrictions imposed by, Compliance.

7.4	Limiting Inadvertent Access to Material Non-Public Information and Other Confidential Information

Covered Persons should take care that material non-public information is not left in public areas. Documents containing material non-public information, to the extent not being filed, should be shredded or otherwise destroyed when being disposed. Note that prior to disposing of a record or document, Covered Persons should check with Compliance to ensure that it is not required to be maintained by the Firm. Workspaces should be cleared of documents containing material non-public information at the end of each day and whenever left unattended. Computers should also be locked when leaving workspaces. Covered Persons should not discuss material non- public information in public areas, such as hallways, elevators, restaurants, airplanes or trains. Covered Persons should take care when transmitting material non-public information, electronically and should verify addresses to ensure that only the intended recipients receive the information.

To the extent that persons who have not entered into confidentiality agreements with the Firm visit the Firm’s offices, appropriate care should be taken to ensure that they are not afforded

22

access to any material non-public information or other confidential information.

7.5	Arrangements with Consultants

From time to time, the Firm may retain the services of outside consultants to provide advice on economic, financial, political matters. Apollo’s standard agreement with consultants requires that consultants maintain the confidentiality of any information of the Firm or its clients that is shared with them and, moreover, that they not disclose to any person any material non-public information without the prior written approval of Legal or Compliance. However, if a Covered Person believes that he or she has come into possession of material non-public information from a consultant, the Covered Person should take the steps outlined above under “Inadvertent or Unauthorized Receipt of Material Non-Public Information” in Section 7.3.5, above.

8.	PERSONAL SECURITIES TRANSACTIONS

Your personal investment activities should always be conducted with the Firm’s reputation in mind and in compliance with all applicable laws and regulations. The Firm generally discourages personal securities transactions where pre-clearance is required. As an accommodation, however, the Firm permits limited personal trading where pre-clearance is required, as described below. In addition to complying with all other Code provisions and relevant policies and procedures, all trading in Employee Related Accounts (as defined below) must adhere to the following policies and procedures.

Apollo discourages active trading because of the potential conflicts of interest and distractions during business hours. Covered Persons are prohibited from engaging in day-trading. While personal securities transactions are permitted as described below, Compliance reserves the right to deny personal trading requests.

8.1	Personal Trading System

Apollo has an arrangement in place for Covered Persons to manage pre-clearance of personal trades, various compliance certifications and other compliance related procedures through the Firm’s personal trading system. All new Covered Persons are required to register with the Firm’s personal trading system. The personal trading system may be accessed through the Firm’s Intranet home page.

8.2	Employee Related Accounts

The Firm has adopted the following procedures concerning the pre-clearance of certain transactions in, and the reporting requirements with respect to, “Employee Related Accounts,” defined as:

•	All accounts in the name of (i) the Covered Person, (ii) the Covered Person’s spouse (iii) any member of the Covered Person’s immediate family and to whose support the Covered Person significantly contributes, which may include the Covered Person’s children, stepchildren, grandchildren, parents, grandparents, stepparents, siblings, persons with whom the Covered Person has an adoptive or in-law relationship (collectively,
23

“Relevant Persons”), or (iv) any other person to whose support the Covered Person significantly contributes;

•	All accounts in which any of the Relevant Persons has a direct or indirect beneficial ownership interest including all accounts in the name of the Covered Person’s spouse; and

•	All other accounts over which any Relevant Person exercises any investment control, influence or discretion (“Discretionary Brokerage Account”).

The term “beneficial ownership,” for purposes of the definition of Employee Related Accounts, is interpreted as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended. Under this rule, a person has “beneficial ownership” of securities if the person, directly or indirectly, through any contract arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities. A “pecuniary interest” in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. A person is presumed to have an “indirect pecuniary interest” in securities held by members of such person’s immediate family sharing the same household, although this presumption may be rebutted. For additional information on what would be considered an “indirect pecuniary interest,” see Appendix 8.2.

All Covered Persons who work in the U.S. and maintain Discretionary Brokerage Accounts must maintain such accounts at a brokerage firm on the approved broker list located in the Personal Securities Transactions Policy of Apollo’s Supervisory Procedures Manual. For Covered Persons who work in the U.S. and maintain Discretionary Brokerage Accounts held outside the U.S., please contact Compliance.

Consult with Compliance if you have any questions as to whether an account is covered by the policies and procedures in this Section 8.2.

8.2.1	New Employee Related Accounts and Closed Accounts

Each Covered Person must promptly notify Compliance through the personal trading system of the opening of any Employee Related Account. The notice must include the broker or financial institution name, account holder name, account number, account classification and approximate account open date of such Employee Related Account. The notice must be given prior to funding the account.

Each Covered Person also must promptly notify Compliance if an Employee Related Account has closed.

8.2.2	Fully-Managed and Mutual Fund Only Accounts

Investment transactions in fully-managed accounts, where the Covered Person has no investment control, influence or discretion, or in accounts in which only mutual funds may be purchased are both permitted without pre-clearance by Compliance. Certification as to account status is required at least annually though the Firm’s personal trading system and fully-managed accounts

24

should not be structured or used to circumvent the letter or spirit of the Code.

8.3	Pre-clearance for Trades Other Than in Apollo, Apollo-Sponsored, or Athene Publicly Traded Securities

Unless an exclusion listed below applies, all transactions in personal securities held in Discretionary Brokerage Accounts require pre-clearance from Compliance. Pre-clearance is authorized for a limited window period of up to three business days including the date of approval and is subject to a minimum holding period of 90 days as measured on a first in, first out basis. Compliance shall ensure that the appropriate pre-clearance limitations are displayed on approval notices through the Firm’s personal trading system.

Approval will not be granted for the purchase of securities of companies with a market capitalization on the date of request between $100 million and $10 billion (the “Market Cap Rule”). From time to time, exceptions may be made to the Market Cap Rule. If an exception from the restriction is granted, Compliance shall make and maintain a record of the basis for the exception. In addition, the following transactions in securities are prohibited: (i) personal transactions in initial public offerings, (ii) short sales, and (iii) purchases of options on equity securities. If a Covered Person currently holds an option position, please contact Compliance for further instructions.

The following types of transactions are excluded from the pre-clearance requirement, the Market Cap Rule (except as it relates to the Apollo or Athene’s publicly traded securities listed out in Section 8.3.4) and the minimum holding period:

•	Government and municipal securities;

•	Exchange Traded Funds (“ETFs”) and closed-end funds, including any derivatives thereof, except for those closed-end funds advised or sub-advised by Apollo, to the extent transactions are executed by a Relevant Person who is also an access person (see Section 8.3.1);

•	Mutual funds (i.e., open-ended investment companies), except for those mutual funds advised or sub-advised by Apollo, to the extent transactions are executed by a Relevant Person who is also an access person (see Section 8.3.1);

•	Variable annuities;

•	Commodities;

•	Transactions in fully-managed accounts, where Relevant Persons have no investment control, influence or discretion; and

•	Grants of Apollo publicly traded stock awarded to employees as part of an equity incentive plan. An award agreement shall serve as pre-clearance for Apollo publicly traded stock awarded to employees as part of an equity incentive plan.
25

Compliance will promptly review and determine whether to approve trades requested by Relevant Persons. In determining whether approval should be granted, Compliance shall consider all relevant facts, including:

•	If the security is on the Restricted List, Apollo’s Holdings List, ISG’s Holdings List, MidCap’s Holdings List or deal pipeline;

•	If the Relevant Person has or can be attributed with material non-public information about the issuer;

•	If the transaction would otherwise violate the Code; and
•	If the transaction would usurp an opportunity that properly belongs to Apollo clients (including a consideration of the market capitalization of the company).

8.3.1	Pre-Clearance for Trades in Funds Sub-Advised by Apollo

Apollo may act as a sub-adviser for certain closed-end or open-ended funds (the “Sub-Advised Funds”). Certain employees of Apollo should be considered access persons for purposes of these sub-advisory mandates as a result of their role with respect to the funds, including but not limited to their access to information regarding the purchase or sale of securities by the fund. Relevant Persons who are also access persons must pre-clear all purchases and sales of the Sub-Advised Fund for which they are deemed to be an access person.

8.3.2	Pre-Clearance for Private Placement Transactions, Private Funds and Alternative Investments

Investments in connection with limited offerings that are not sponsored by Apollo (examples include third party hedge funds, investment partnerships and other private placements) must be pre-cleared by submitting the Private Investment Approval Form, available in the Personal Securities Transaction Policy of Apollo’s Supervisory Procedures Manual, to Compliance. Pre- clearance for investments in private placements sponsored by Apollo will be documented through the subscription process.

Relevant Persons shall notify Compliance of all sales of, or withdrawals from, private funds and alternative investments.

8.3.3	Pre-Clearance for Personal Cryptocurrency Transactions

8.3.3.1	Information on Cryptocurrency

Cryptocurrency is a form of digital currency that uses a decentralized network to affect and verify transactions. Examples include Bitcoin, Ethereum, Litecoin and Ripple.

26

8.3.3.2	Cryptocurrency Mining

Cryptocurrency mining (“Mining”) is a process used to create new digital currency. Covered Persons are not permitted to engage in Mining activities, and Mining activities will not be approved as an outside business activity.

8.3.3.3	Initial Coin Offerings (“ICO”)

An initial coin offering (an “ICO”) is a method of fundraising for a new venture wherein investors obtain interests (in the form of virtual coins or digital tokens) in exchange for legal tender or another established cryptocurrency. Interests in such ventures (i.e., the coins or tokens purchased) may be considered securities.

Accordingly, Covered Persons are not permitted to participate in an ICO or similar investment and requests to do so will not be approved for personal trading purposes.

8.3.3.4	Cryptocurrency Non-ICO Transactions

Cryptocurrency is generally considered a “commodity” and falls outside of the definition of a “security” under U.S. securities law. Accordingly, Covered Persons are not required to obtain pre-approval to transact in, and are not required to report, such virtual instruments.

If a Covered Person has any questions about whether a particular virtual instrument requires pre- clearance, he or she should contact Compliance before transacting in such virtual instrument.

8.3.4	Employee Trading Policies for Apollo, Apollo-Sponsored or Athene Publicly Traded Securities

Personal transactions in AGM (NYSE: APO), AP Alternative Assets, L.P. (AMS:AAA), Apollo Investment Corporation (NASDAQ: AINV), Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), Apollo Senior Floating Rate Fund Inc. (NYSE: AFT), Apollo Tactical Income Fund Inc. (NYSE: AIF), or Athene Holding Ltd. (NYSE: ATH), (collectively, “Apollo or Athene’s Publicly Traded Securities”) require pre-clearance from Compliance. Pursuant to the employee trading policies, Compliance shall determine when the Firm is in an open trading window. Additionally, transactions in AP Alternative Assets L.P. are subject to a longer holding period. For further details, see Appendix 8.3.4 for the Employee Trading Policies for Apollo or Athene’s Publicly Traded Securities.

8.4	Reporting Requirements

Each Covered Person, on both a quarterly and annual basis, must report to Compliance all holdings and transactions in Discretionary Brokerage Accounts.

8.4.1	Holdings Reports

Covered Persons are required to submit a report of the holdings of all Relevant Persons in Discretionary Brokerage Accounts upon hire (“Initial Holdings Report”) and annually thereafter

27

(a “Holdings Report”). New Covered Persons are required to complete an Initial Holdings Report and provide it to Compliance within 5 business days of joining the Firm. The information contained in a Covered Person’s Initial Holdings Report must be current as of a date no more than 45 days prior to the date such person became a Covered Person, and the information contained in the subsequent Holdings Reports of such Covered Person must be current as of a date no more than 45 days prior to the date such Holdings Report was submitted.

Both the Initial Holdings Report and the Holdings Report shall contain, at a minimum, the following information:

•	The title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which each Relevant Person has any direct or indirect beneficial ownership;

•	The name of any broker, dealer or bank with which each Relevant Person maintains an account in which any securities are held for the Relevant Person’s direct or indirect benefit;

•	If securities are held other than with a broker, dealer or bank, the location of the securities; and

•	The date that the Covered Person submits the report to Compliance.

For a sample Initial Holdings Report and Holdings Report, see the Personal Securities Transactions Policy of Apollo’s Supervisory Procedures Manual.

Submission to Compliance of a duplicate copy of the most recent periodic financial institution statements of the Relevant Person within the time frame listed herein, will be sufficient to fulfill this requirement if such financial institution statements include all required information for all securities and there are no securities held outside such accounts. Initial Holdings Reports, Holdings Reports and financial institution statements may be submitted electronically by email to ComplianceStatements@apollo.com or through the Firm’s personal trading system.

8.4.2	Transactions Reports

Covered Persons are required to provide duplicate account statements for each Relevant Person’s Discretionary Brokerage Account(s) no later than 30 days after the end of each calendar quarter. Such reports must contain information regarding transactions in all of the Relevant Person’s Discretionary Brokerage Accounts (“Transaction Reports”). Unless approval is given by Compliance, employees who work in the U.S. must utilize an approved broker for all Discretionary Brokerage Accounts. The use of an approved broker allows transaction reports to be transmitted electronically directly from the broker to the Firm’s personal trading system. The Transaction Reports shall cover, at a minimum, all transactions during the quarter, and shall include the following information:

28

•	The date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares and the principal amount of each reportable security involved;

•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

•	The price of the security at which the transaction was executed;

•	The name of the broker, dealer or bank with or through which the transaction was executed;

•	If not executed through a broker, dealer or bank, the location of the securities and a description of how the transaction was executed; and

•	The date that the Covered Person submits the report to Compliance.

Transaction reports shall not be required for transactions excluded from the pre-clearance requirement listed in Section 8.3 above.

Non-U.S. employees are not required to hold their Discretionary Brokerage Accounts with an approved broker. In instances where non-U.S. employees holding Discretionary Brokerage Accounts with a non-approved broker are unable to submit Transactions Reports as described above, the non-U.S. employees may instead submit Holdings Reports to Compliance on a quarterly basis.

8.4.3	Duplicate Statements

In order to meet the Holdings Report and Transaction Report requirements, duplicate account statements for all discretionary brokerage accounts must be sent directly to Compliance or to the Firm’s personal trading system within 30 days after the end of the applicable monthly or quarterly period. A sample authorization letter requesting brokerage firms to send duplicate statements to the Firm is available in Appendix 8.4.3. A Quarterly Holdings Report will need to be completed if a brokerage firm cannot provide duplicate account statements. A sample Quarterly Holdings Report can be found in the Personal Securities Transactions Policy of Apollo’s Supervisory Procedures Manual.

Access to duplicate account statements with respect to Employee Related Accounts and other personal securities holdings will be restricted to those persons who are assigned by the Firm to perform review functions, and all such materials will be kept confidential except as otherwise required by law.

8.5	Piggy-Backing and Front-Running

You may not receive any personal advantage from information which has been obtained by, or in the course of, the performance of your duties at the Firm. Therefore, “piggy-backing” (trading a security in your own account after executing the same trade for a client) and “front-running”

29

(trading a security in your own account prior to trading the same security for a client) are prohibited.

9.	ANTI-MONEY LAUNDERING

It is the policy of the Firm to comply with all applicable laws and regulations designed to combat money laundering (collectively, “Applicable AML Laws”). Applicable AML Laws include certain provisions of U.S. federal, state and non-U.S. anti-money laundering (“AML”) laws, rules, and regulations, including but not limited to the U.S. Bank Secrecy Act (“BSA”), as amended by Title III of the USA Patriot Act of 2001. In general, money laundering consists of moving cash or other financial assets attributable to illicit activities through one or more legitimate accounts, businesses or other conduits for the purpose of making such cash or assets appear to be attributable to legitimate activities or otherwise more difficult to trace back to their illicit source. In this regard, the Firm’s goal is to accept capital contributions only from legitimate, law-abiding investors and to form business relationships and engage in transactions with legitimate, law-abiding counterparties. The Firm is committed to taking reasonable and practical steps to help achieve this goal.

9.1	AML Compliance Officer

The Chief Compliance Officer also serves as the AML Compliance Officer. The AML Compliance Officer is responsible for monitoring compliance with Applicable AML Laws, conducting or overseeing ongoing training programs designed to familiarize employees with the requirements of Applicable AML Laws and compliance efforts, and updating senior management of developments in AML compliance efforts and/or Applicable AML Laws. Any questions regarding these policies and procedures should be directed to the AML Compliance Officer or designee (collectively “AML Compliance”).

9.2	Money Laundering

Money laundering is generally defined as engaging in acts designed to conceal or disguise the true origins of criminally derived proceeds so that the unlawful proceeds appear to have derived from legitimate origins or constitute legitimate assets. Generally, money laundering occurs in three stages. First cash enters the financial system at the “placement” stage, where the cash generated from criminal activities is converted into monetary instruments, such as digital currency, money orders or traveler’s checks, or deposited into accounts at financial institutions. Second, at the “layering” stage, the funds are transferred or moved into other accounts or other financial institutions to further separate the money from its criminal origin. Finally, at the “integration” stage, the funds are reintroduced into the economy and used to purchase legitimate assets or to fund other criminal activities or legitimate businesses.

Regulators and law enforcement agencies will prosecute firms and individuals for assisting a money launderer, disregarding legal requirements or deliberately “turning a blind eye” to criminal activity. Covered Persons are personally responsible for complying with Applicable AML Laws and are required to immediately report suspicions of money laundering to the AML Compliance Officer. The Firm’s Anti-Money Laundering Policy is set forth in Apollo’s Supervisory Procedures Manual.

30

9.3	Know Your Customer

Know Your Customer (“KYC”) is the process of verifying the identity of potential investors or counterparties. Appropriate due diligence must be completed prior to establishing a financial relationship. Procedures for verifying the identity of investors and counterparties are set forth in the Anti-Money Laundering Policy of Apollo’s Supervisory Procedures Manual.

9.4	OFAC Prohibited Assets

The Firm is required to comply with U.S. economic sanctions against certain countries, entities and persons. The U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State maintain lists of sanctioned foreign governments and “specially designated” persons and entities (“OFAC Sanctions Program”). In connection with KYC due diligence, AML Compliance will screen each potential investor and counterparty against the U.S. sanctions lists to ensure that funds are not accepted from or paid to any geographic region, person or entity subject to U.S. sanctions restrictions or country embargoes. Such screening must be completed prior to establishing a financial relationship. Procedures for verifying the identity of investors and counterparties are set forth in the Anti-Money Laundering Policy of Apollo’s Supervisory Procedures Manual.

The U.S. Department of Treasury has enacted regulations that prohibit effecting transactions in certain assets. Transactions in the following are generally prohibited:

•	Securities registered or inscribed in the name of a foreign national from a country which is the subject of an OFAC Sanctions Program;
•	Sovereign debt securities representing obligations of the governments of a country which is the subject of an OFAC Sanctions Program;
•	Debt or equity securities representing obligations of, or ownership interests in, a company which is the subject of an OFAC Sanctions Program;
•	Debt or equity securities representing obligations of, or ownership interests in, companies located in a country which is the subject of an OFAC Sanctions Program; and
•	Any bankers’ acceptances or any other securities which represent obligations of, or ownership interests in, entities owned or controlled by restricted commercial or governmental entities subject to an OFAC Sanctions Program.
9.5	Suspicious Activity

Any “suspicious activities” of any of the Firm’s potential or current investors or counterparties must be reported promptly to AML Compliance. Suspicious activities are difficult to define, and may include:

•	A potential or current investor or counterparty that exhibits unusual concern regarding Apollo’s compliance with Applicable AML Laws or other government reporting requirements, or asks specific questions about how the process is conducted;
31

•	A potential or current investor (or persons/entities publicly associated with such investor) or counterparty that has a questionable background or is the subject of news reports indicating possible criminal, civil or regulatory violations;

•	A potential or current investor or counterparty who appears to be acting as the agent for another entity but declines, hesitates, or is reluctant to provide any information in response to questions about that entity without legitimate commercial reasons;

•	A potential or current investor or counterparty that refuses or declines to provide requested information;

•	Information provided by a potential or current investor or counterparty appears false or suspicious, is inconsistent or cannot be explained after additional inquiries;

•	The potential or current investor or counterparty appears to be controlled by a senior foreign political figure;

•	Wire transfers or transactions with individuals or entities, or through countries, identified by the U.S. Department of Treasury as being a “primary money laundering concern,” financial secrecy haven country, or otherwise reasonably suspected of money laundering, terrorism or other illegal activities without an apparent business reason; and

•	Any suspicious financial transactions, such as capital contributions that are attempted to be made in the form of cash, digital currency, travelers checks, money orders, cashier’s checks or third party checks.

For business and security purposes, no one other than AML Compliance may contact any investor suspected of suspicious activities.

10.	FATCA

The Foreign Account Tax Compliance Act (“FATCA”) is a U.S. tax provision that was put in place to ensure that U.S. persons (individuals and entities) with financial assets outside the U.S. report the income earned on those U.S. assets on their U.S. tax returns. The goal of FATCA is to reduce the ability of U.S. individuals/entities to evade taxes by investing in or through non-U.S. entities.

10.1	How does FATCA impact Apollo?

Generally, FATCA will not have any impact on Apollo investors who are U.S. individuals/entities. U.S. individuals/entities will still be required to provide proof of their U.S. status by providing valid Forms W-9, Request for Taxpayer Identification Number and Certification, when subscribing to an Apollo fund.

10.2	Are there topics that Covered Persons should not discuss with investors?

Apollo Investor Relations and other investor-facing Covered Persons must be mindful when communicating with investors to ensure they are not providing advice on ways for the investor to

32

avoid FATCA compliance. For example, Covered Persons should not advise individual investors who have dual citizenship with the U.S. not to disclose their U.S. citizenship status.

Providing advice to an investor on how to avoid FATCA could have serious financial implications for Apollo. As a result, Covered Persons may not provide any advice to any investor related to providing:

•	AML/KYC documentation, or

•	Tax documentation (Forms W-8 and W-9).

If you receive an inquiry from an investor on AML/KYC or tax documentation, refer them to their personal tax and/or legal advisor. If the investor is persistent and wants to discuss their FATCA compliance responsibilities with an Apollo representative, please refer the investor to the FATCA Program Manager.

11.	OUTSIDE ACTIVITIES, GIFTS AND OTHER POTENTIAL CONFLICTS OF INTEREST

A conflict of interest may arise from a Covered Person’s involvement in outside interests or relationships that may either conflict with the Covered Person’s duty to the Firm, adversely affect the Covered Person’s judgment in the performance of his or her responsibilities or provide an actual or potential personal benefit. The benefit may be direct or indirect, financial or non- financial, through family connections, personal associations or otherwise. It is the policy of Apollo that all Covered Persons conduct the business affairs of the Firm in accordance with the highest principles of business ethics and in such a manner to avoid such conflicts of interest, whether actual or potential.

Covered Persons should promptly report to Compliance any situation or circumstance which may give rise to a conflict of interest.

While it is not possible to describe all circumstances where a conflict of interest exists or may exist, the following is intended to provide some guidance about potential conflicts of interest.

11.1	Making Impartial Business Decisions

To avoid a conflict of interest, Covered Persons should approach all persons doing or seeking to do business with Apollo in an entirely impartial manner. The only criterion of any business decision should be whether Apollo’s clients’ best interests are promoted, and any circumstances which could call such impartiality into question should be disclosed to Compliance. For example, any factors suggestive of a possible conflict in connection with recommending an investment must be disclosed, as should any personal connection that a Covered Person may have with an outside party, such as a consultant, with which we are considering doing business.

33

11.2	Potential Conflicts of Interest Under Limited Partnership Agreements and Offering Materials

The Apollo Limited Partnership Agreements and the offering materials of the various Apollo funds contain various provisions relating to possible conflicts of interest, which are too detailed to summarize in this Code. If you are aware of circumstances that you feel might constitute a conflict of interest between Apollo or any of its Covered Persons and our clients or their limited partners, you must bring the matter to the attention of a member of Legal.

11.3	Dealing with Portfolio Companies

Having an interest in a firm that does business with a portfolio company could create a conflict of interest. Covered Persons must make full disclosure of any such interests to Compliance.

11.4	Personal Relationships

In general, without prior approval from Compliance, you may not act on behalf of Apollo in any transaction or business relationship involving yourself, members of your family, or other persons or organizations with which you or your family have had any significant personal connection or financial interest.

You may not engage in self-dealing or otherwise trade upon your position with Apollo, or accept or solicit any personal benefit from a client, investor, other persons who have a relationship with Apollo or related party that is not generally available to other persons or made available to you due to your position with Apollo (except in accordance with our policies and procedures regarding the occasional acceptance of gifts) without prior approval from Compliance.

Negotiating with Apollo on behalf of others with whom you or your family has or has had a significant connection should be avoided if there is a risk that your involvement would be perceived as a conflict of interest with your position with the Firm.

11.5	Outside Business and Memberships

Any outside activities must not reflect adversely on Apollo or give rise to a real or apparent conflict of interest with your duties to the Firm. You must be alert to potential conflicts of interest and be aware that, as a condition to your continued employment or other association with the Firm, you may be asked to discontinue any outside activity if a potential conflict arises. Outside activities must not interfere with your job performance or require such long hours to affect your physical or mental effectiveness. Your job at Apollo should always be your first work priority.

11.5.1	Pursuing Firm Business or Investment Opportunities

You must obtain approval from Compliance before you:

•	Accept a business or investment opportunity from someone doing business or seeking to do business with Apollo that is made available to you because of your association with
34

the Firm and whose acceptance would create a perception that actions you take may not be in the Firm’s or its clients’ best interest;

•	Take for yourself a business opportunity belonging to the Firm or any client; or

•	Engage in personal investing or trading, except as otherwise permitted herein.

11.5.2	Outside Employment and Business Activities

Except as authorized by Compliance, Covered Persons may not be employed, engaged, provide services for, or receive remuneration from any person or entity other than the Firm or any related party (except in connection with such Covered Person’s employment responsibilities).

Outside business activities include any form of employment other than Apollo. Outside business activities also include serving as a director or officer of another company or organization, or any activity that has the potential to detract from a Covered Person’s ability to devote appropriate time and attention to the Covered Person’s responsibilities to the Firm. In seeking approval to engage in an outside business activity, the Covered Person must disclose whether such company or organization has a relationship with the Firm.

Examples of Activities Requiring Pre-Approval:

•	Any employment, consulting, or other arrangement with another person or entity in which the Covered Person will receive compensation;

•	Serving as a director or officer for another company, or a charitable, non-profit, or professional organization;

•	Starting a business;

•	Becoming a candidate for any public office;

•	Serving in any government position or office, including, but not limited to, federal, state, or local government, in addition to school or library boards; and

•	Serving on a condo, co-op, or housing association.

Each Covered Person seeking to engage in outside business activities must complete and submit the Outside Business Activity Approval Request Form describing the nature of the outside business activity, the time commitment involved, the parties for whom such Covered Person will be working or associated with, and any other relevant information regarding outside business activity.

Compliance shall maintain a record of approvals, denials, exceptions to the policy and any conditions imposed on the Covered Person’s outside business activity.

35

On an annual basis, all Covered Persons must certify that:

•	Previously disclosed outside business activities remain active, or, if inactive, when the activity ceased;

•	All outside business activities have been disclosed to, and approved by, Compliance;

•	Outside business activities will not interfere with their duties and responsibilities as a Covered Person;

•	Outside business activities will not result in any conflicts of interest for Apollo or its affiliates;

•	They will not disclose or use any proprietary or confidential information in connection with their current or future involvement with outside business activities; and

•	They understand that Apollo and its affiliates have legal and ethical obligations which may govern or impact Covered Persons’ involvement in outside business activities.

Memberships

The Firm supports its Covered Persons’ involvement in community activities, professional organizations and not-for-profit organizations, provided such activities do not violate firm policies and procedures, or affect the Firm. Before joining an organization or engaging in such activities, Covered Persons should evaluate whether membership or participation could cause a conflict of interest with Firm policies and procedures. Ifthere is any question as to whether a conflict of interest exists or may exist, the Covered Person must consult with Compliance before joining such organizations or engaging in such activities.

11.6	Gifts

Covered Persons must (1) pre-clear with Compliance all gifts given to anyone doing business with, or who is seeking to do business with the Firm and (2) report to Compliance all gifts received from anyone doing business with, or who is seeking to do business with, the Firm regardless of value through the personal trading system.

Covered Persons are prohibited from giving or accepting gifts having an aggregate value of $100 per year from any person associated with a broker-dealer. Covered Persons are further prohibited from soliciting gifts for themselves or for anyone else, or accepting gifts from, or giving gifts to, anyone in return for any business, service, or confidential information of the Firm.

For the purposes of the Code, the term “gift” includes anything of value for which you are not required to pay the retail or usual and customary cost. A gift may include meals or refreshments, goods, services, tickets to entertainment or sporting events, or the use of a residence, vacation home, or other accommodations. Gifts given by others to members of your family, to those with

36

whom you have a close personal relationship, and to charities designated by you, are considered to be gifts to you.

In addition to the above and in order to comply with European rules and regulations, Covered Persons working for Apollo’s U.K. entities and Covered Persons working on European mandates must pre-clear with Compliance through the Firm’s personal trading system any business-related meals, entertainment, outings or similar business related functions offered or accepted if the value per head exceeds (1) in any case, $500 / £350, or (2) if given by a third party to someone who supports Apollo U.K.’s discretionary mandates (“U.K. Discretionary Mandates”), $200 /

£150. U.K. Discretionary Mandates include Apollo’s European collateralized loan obligation funds, Apollo Asset Management Europe LLP or Apollo Asset Management Europe PC LLP, or any individual who works on any direct single managed account with an Apollo U.K. firm. Covered Persons are required to obtain approval from their manager prior to seeking pre- clearance. When seeking pre-clearance, the Covered Person must confirm that, in their opinion, they do not view the entertainment or business hospitality as an inducement. Covered Persons may be asked for the rationale behind such confirmation.

11.7	Entertainment

Entertainment provided to or received from anyone doing business with or seeking to do business with the Firm that exceeds $1,000 in total value per person must be pre-cleared with Compliance. Covered Persons, however, must pre-clear with Compliance any entertainment provided to a Government Official (e.g., employees at all levels of government, including all state agencies as well as employees of state-owned or state-controlled commercial enterprises, such as banks, and political parties and candidates) regardless of value.

12.	SOLICITATION OF POTENTIAL INVESTORS

Proper solicitation of potential limited partner investors should emphasize the experience and other benefits of Apollo and concentrate on providing accurate information to investors, so they can make informed decisions. Solicitations that could cast doubt on the integrity of Apollo, its Covered Persons, or its portfolio companies are prohibited regardless of the justification for such activities. Prohibited activities include:

•	Using deceptive or misleading statements;
•	Attempting to induce individuals to place their personal interests above those of the companies or organizations they represent;

•	Inducing an individual to breach a contract with a third party;
•	Violating any law, regulation or Apollo policy related to marketing or solicitation;
•	Engaging in any activity that could damage Apollo’s reputation; and
•	Entering agreements with competitors or violating antitrust laws.
37

In sum, Covered Persons may only use legal, ethical, and proper methods to solicit potential limited partner investments. No Covered Person shall make any payments to potential investors for solicitation purposes.

13.	POLITICAL CONTRIBUTIONS

Any Covered Person wishing to make a political contribution to any election (local, state, federal) must receive pre-approval from Compliance.

Improper contact with Public Employees at any level of government – including elected officials, appointed officials, candidates for public office, and Public Employees at the federal, state, and local levels – may adversely impact the Firm’s business interests and reputation. Improper contact may also lead to civil and criminal liability for the Covered Person, and potentially for the Firm as well. This section of the Code sets forth the Firm’s policies and procedures for political giving and related activities.

The Firm and its Covered Persons are prohibited from:

•	Making a contribution that is not in compliance with this section of the Code;

•	Providing or agreeing to provide, directly or indirectly, payment to any person to solicit a government entity for investment advisory services, unless such person is a regulated person or is an executive officer, general partner, managing member (or, in each case, a person with a similar status or function), or employee of the investment adviser; and

•	Coordinating or soliciting any person or political action committee (“PAC”) to make, any:

o	Contribution to an official of a government entity to which the Firm is providing or seeking to provide investment advisory services; or

o	Payment to a political party of a state or locality where the Firm is providing or seeking to provide investment advisory services to a government entity.

The Firm and its Covered Persons are prohibited from doing anything indirectly that they would be prohibited from doing directly, including making “conduit” contributions through third parties, including through family members, affiliates, or other persons or entities.

The above prohibitions also apply to covered investment pools. Specifically, an investment adviser to a covered investment pool in which a government entity invests or is solicited to invest is treated as though that investment adviser was providing or seeking to provide investment advisory services directly to the government entity.

Key terms relevant to this section of the Code are defined below.

38

13.1	Definition of Key Terms

13.1.1	Contribution

For purposes of this section of the Code, the term “contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

•	The purpose of influencing any election for federal, state or local office;

•	Payment of debt incurred in connection with any such election;

•	Transition or inaugural expenses of the successful candidate for state or local office; or
•	A PAC organized under federal or state law.
13.1.2	Covered Investment Pool

For purposes of this section of the Code, “covered investment pool” means:

•	An investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) that is an investment option of a plan or program of a government entity; or

•	Any company that would be an investment company under Section 3(a) of the Investment Company Act, but for the exclusion provided from that definition by either Section 3(c)(1), Section 3(c)(7) or Section 3(c)(11) of the Investment Company Act.

13.1.3	Executive Officer

For purposes of this section of the Code, the term “executive officer” of an investment adviser means:

•	The president;

•	Any vice president in charge of a principal business unit, division or function (such as sales, administration or finance);

•	Any other officer of the investment adviser who performs a policy-making function; or

•	Any other person who performs similar policy-making functions for the investment adviser.

Please note that a person who is not an employee of the Firm may be deemed to be an “executive officer” in respect of his/her role.

39

13.1.4	Government Entity

For purposes of this section of the Code, “government entity” means any state or political subdivision of a state, including:

•	Any agency, authority, or instrumentality of the state or political subdivision;

•	A pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (26 U.S.C. 414(j)), or a state general fund;

•	A plan or program of a government entity; and

•	Officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

13.1.5	Official

For purposes of this section of the Code, “official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

•	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

•	Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

13.1.6	Payment

For purposes of this section of the Code, “payment” means any gift, subscription, loan, advance, or deposit of money, in-kind donations of goods and services or anything of value. In-kind contributions include goods and services offered free of charge or at a discount to a campaign, as well as payments to third party vendors for goods and services provided to a campaign.

13.1.7	Plan or Program of a Government Entity

For purposes of this section of the Code, “plan or program of a government entity” means any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “qualified tuition plan” authorized by Section 529 of the Internal Revenue Code (26 U.S.C. 529), a retirement plan authorized by Section 403(b) or 457 of the Internal Revenue Code (26 U.S.C. 403(b) or 457), or any similar program or plan.

40

13.1.8	Regulated Person

For purposes of this section of the Code, “regulated person” means:

•	An investment adviser registered with the Commission that has not, and whose covered associates have not, within two years of soliciting a government entity:

o	Made a contribution to an official of that government entity, other than de minimis contribution; and

o	Coordinated or solicited any person or PAC to make any contribution or payment described in Section 13.2; or

•	A “broker,” as defined in Section 3(a)(4) of the Securities Exchange Act of 1934 (15

U.S.C. 78c(a)(4)) or a “dealer,” as defined in Section 3(a)(5) of that Act (15 U.S.C. 78c(a)(5)), that is registered with the Commission, and is a member of a national securities association registered under Section 15A of that Act (15 U.S.C. 78o-3), provided that:

o	The rules of the association prohibit members from engaging in distribution or solicitation activities if certain contributions have been made; and

o	The Commission, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than Rule 206(4)-5 imposes on investment advisers and that such rules are consistent with the objectives of Rule 206(4)-5.

13.1.9	Solicit

For purposes of this section of the Code, “solicit” means:

•	With respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment adviser; and

•	With respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

13.2	Pre-clearance of Political Contributions and Contribution Related Activity

All Covered Persons must obtain pre-clearance from Compliance through the personal trading system prior to making any political contributions or undertaking any contribution-related activity. All Covered Persons are also required to obtain pre-clearance prior to coordinating or soliciting any person or PAC to make, any:

•	Contribution to an official of a government entity; or
41

•	Payment to a political party of a state or locality.

This requirement to obtain prior approval also applies to your immediate family members who reside with you and to whose support you significantly contribute, which may include your spouse, children, stepchildren, grandchildren, parents, grandparents, stepparents, siblings, persons with whom you have an adoptive or in-law relationship or any other person to whose support you significantly contribute. Covered Persons must provide the exact amount of the contribution they are requesting, the date the contribution will be made (if approved), and the person and/or entity that will receive the contribution. Depending on the type of request, Compliance may require additional information prior to reviewing the contribution request. If approval is granted, there may be restrictions or conditions imposed by Compliance

13.3	Payments for Soliciting a Government Entity

Prior to paying or agreeing to provide, directly or indirectly, payment to any person to solicit a government entity to engage Apollo to provide investment advisory services, a written (email acceptable) request must be made to Compliance and approval obtained.

13.4	Solicitation of Political Contributions from Covered Persons

Federal, state, and local campaign finance laws prohibit coercion in connection with the solicitation of campaign finance contributions. To avoid coercion and the appearance of coercion, the Covered Person should:

•	Only solicit individuals of the same management level as the Covered Person (i.e., partners should not solicit junior employees);

•	Avoid linking the making of a contribution, whether directly or by implication, with the potential donor’s employment at the firm, their prospects for a promotion, or any other condition of their employment;

•	Inform the potential donor that contributions are voluntary and will not be reimbursed, and that the potential donor may refuse to contribute without fear of reprisal; and

•	Refrain from pressuring colleagues to make a contribution if they express hesitation about doing so.

Refrain from stating that the election of the candidate would benefit Apollo, though the Covered Person may make general statements about the importance of the election to private equity firms.

13.5	Use of Firm Name and Resources

The use of Firm resources to solicit contributions should be avoided. Solicitations should not involve:

•	The use of Apollo computers, phones and other property beyond incidental use;
42

•	Communications drafted or sent out on Apollo letterhead; or

•	The assistance of Apollo staff, including assistants and support staff.

13.6	Reimbursement of Contributions

The reimbursement of campaign contributions is a violation of federal, state, and local campaign finance law, and should be diligently avoided. Solicitors are prohibited under any circumstances from agreeing to reimburse all or any portion of a contribution or imply that reimbursement will be forthcoming.

13.7	Political Contributions of Portfolio Companies

It is Apollo’s policy not to direct or make recommendations regarding the political contributions of its portfolio companies.

13.8	Solicitation of Political Contributions and Fundraising Events

As a matter of policy, the Firm generally will not make direct contributions in connection with federal, state, or local elections.

The Firm may from time to time elect to hold a fundraising event in coordination with a candidate for federal, state, or local office. All fundraising events hosted by Covered Persons or Apollo must be pre-cleared with Compliance, who may consult with Legal as required. Covered Persons attending such events are still subject to the political donation pre-clearance requirements, even if the fundraising event has been approved.

14.	ANTI-BRIBERY POLICY AND PROCEDURES

Apollo is committed to upholding the highest ethical standards and operates a zero-tolerance policy with respect to bribery. Compliance with the Anti-Bribery Policy and Procedures is part of that responsibility. To that end, it is Apollo’s policy to strictly comply with the Foreign Corrupt Practices Act (“FCPA”) and similar anti-bribery laws and regulations in the jurisdictions in which we do business, including, but not limited to, the United Kingdom Bribery Act 2010 (“U.K. Bribery Act”).

The Anti-Bribery Policy and Procedures apply to all Covered Persons and prohibit any Covered Person from giving or taking bribes of any kind. Any violation of this Policy or the Procedures will result in disciplinary action, up to and including termination of employment or engagement.

The FCPA makes it unlawful for any person to promise, authorize, offer or give anything of value, directly or indirectly, to “Foreign Government Officials” (a broad term that includes employees at all levels of government, including all state agencies as well as employees of state- owned or state-controlled commercial enterprises, such as banks, and non-U.S. political parties and candidates) to corruptly influence them to misuse their position or obtain an improper advantage for the purpose of obtaining or retaining business for Apollo. The FCPA applies to the conduct of Apollo and its officers, employees and agents worldwide because Apollo is a U.S. based company.

43

Countries besides the U.S. also prohibit bribery of domestic and Foreign Government Officials and corrupt payments to private individuals. One such key piece of legislation is the U.K. Bribery Act. Like the FCPA, the U.K. Bribery Act prohibits individuals from offering, promising, or giving a financial or other advantage to a Foreign Government Official with the intent to influence the official in his or her official capacity in order to obtain or retain business or an advantage in the conduct of business. The U.K. Bribery Act also prohibits bribery of domestic (U.K.) public officials. Importantly, the U.K. Bribery Act prohibits the bribery of individuals in the private sector (so-called “business-to-business” or “commercial bribery”), as well as receipt of bribes from any third party. The U.K. Bribery Act is therefore broader than the FCPA.2

Relevant anti-corruption laws prohibit corrupt payments to Foreign Government Officials through a third party. Apollo prohibits Covered Persons and persons acting on its behalf from making payments to third parties where there is likelihood that the third party will use any of the funds to make a prohibited payment to a Foreign Government Official. The Firm prohibits Facilitation Payments (defined below). Reasonable and proportionate hospitality and promotional expenditures directly related to the promotion, demonstration or explanation of Apollo’s products or services or the execution or performance of a contract, however, may be approved on a case-by-case basis, but such expenditures require review by Compliance before such a payment is made and must be reported to Compliance and recorded accurately. Apollo further prohibits Covered Persons and persons acting on its behalf from taking payments from third parties to improperly influence their conduct and performance of their duties within the scope of activities associated with Apollo.

Covered Persons must promptly report any violation or suspected violation of the Anti-Bribery Policy and Procedures to Compliance.

Apollo will investigate all reports made and will not tolerate any kind of retaliation for reports or complaints made where the person making the report had a reasonable belief in its truth. To the contrary, Apollo protects all reporters, and employees are expected to cooperate in internal investigations

14.1	FCPA Overview

The FCPA applies to the worldwide conduct of Apollo, its Covered Persons, and its consultants, agents, joint venture partners and other persons acting on behalf of the Firm, regardless of citizenship or geography at any given time. The FCPA has two principal parts: (1) prohibitions against corrupt payments and bribes and (2) affirmative requirements related to the accuracy of Apollo’s books and records and the proper functioning of its internal controls and approvals over any business activity.

2 This document focuses on compliance with the FCPA, but also sets out more restrictive requirements created under the U.K. Bribery Act. All of our obligations under the U.K. Bribery Act are set out in detail in the U.K. Supplement to the Apollo Code of Ethics. Those to whom the U.K. Supplement applies must comply with the policies and procedures in this document and in the U.K. Supplement.

44

14.1.1	Anti-Bribery Provision

Generally, the FCPA prohibits Apollo and its Covered Persons from promising, authorizing, giving, or offering payment of money or anything of value (including gifts, meals and entertainment), or providing any other benefit (e.g., such as improperly offering an intern position to a relative of a Foreign Government Official (as defined in Section 14.1.1.1)), directly or indirectly (i.e., through third parties such as agents), to a Foreign Government Official in order to induce the recipient to misuse his or her official position or to allow Apollo to retain or obtain an improper advantage.

14.1.1.1	Foreign Government Officials

Under the FCPA, “Foreign Government Official” is defined broadly to cover any employee of any instrumentality at any level (federal, state, or local) of a non-U.S. government, a non-U.S. political party, or a “public international organization,” a term that includes, among other entities, the United Nations, the World Bank, and the World Health Organization. This definition covers any employees, officers, or agents of any entity in which a non-U.S. government has substantial direct or indirect ownership or control, and therefore includes employees of commercial enterprises in which there is a sufficient level of governmental ownership or control.

Foreign Government Officials under the FCPA often encompass a broader group of people than the commonplace concept of a government official or public official under the law where the official lives. Thus, an individual may be a Foreign Government Official even if he or she does not have a government title or is not directly employed by a government agency. For example, employees of state-owned or controlled banks, airlines, hospitals, airports, phone companies and other entities subject to government ownership interests are covered under the FCPA, as are the family members of any Foreign Government Official.

Many governments operate through a state-owned or controlled entity (“SOE”), particularly in such areas as aerospace and defense manufacturing, banking and finance, healthcare and life sciences, energy and extractive industries, telecommunications, and transportation. Whether a particular entity constitutes a SOE or instrumentality under the FCPA requires a fact-specific analysis of an entity’s ownership, control, status, and function. Covered Persons are required to consult in advance with Compliance for guidance regarding an entity’s SOE status before providing anything of value to an employee or representative of such entity. Determining whether a particular person is a Foreign Government Official can be complex and may require legal advice. If you are uncertain whether any individual with whom you have business contacts meets this definition, please consult Compliance.

14.1.1.2	Restrictions on Payments to Third Parties

Under the FCPA, you must never promise, authorize, give, or offer anything of value to a third party that you suspect or have reason to believe may be passed to Foreign Government Officials or other persons to improperly influence any person’s decision-making. You must not allow or ignore the risk that certain parties, such as an agent, consultant, representative or business partner (such as a joint venture participant), will make any such payment.

45

Under the FCPA, Apollo and its Covered Persons may be held liable for consciously disregarding indications (by ignoring or failing to investigate warning signs) that a third party may be making improper payments. Examples include:

•	The third-party requests payment to offshore bank accounts;
•	The size of a payment is not commensurate with services performed; or
•	There is a general lack of a visibility into the third-party agent’s activities.

If you suspect or have reason to suspect that a third party is using even its own funds to make such payments, you must report your suspicions to Compliance.

14.1.2	Accounting Provisions

The FCPA also prohibits the submission of false or misleading reports or financial statements (e.g., misstating the number of guests at a business dinner in an employee expense report, or attaching a fictitious receipt to support an expense report).

14.1.2.1	Accurate Records

Apollo’s books, records, accounts and financial statements must be maintained in reasonable detail, must accurately reflect Apollo’s transactions, and must be maintained in accordance with Apollo’s system of internal controls.

Any Covered Person who creates or causes the creation of a false or misleading record or accounting entry, or fails to disclose payments, assets or liabilities will be subject to disciplinary action, up to and including dismissal. If you learn of any false or misleading entries, or unrecorded payments, you should report them immediately to Compliance. As noted above, Apollo protects all reporters and will not tolerate any retaliation against parties who report behavior that may be improper.

14.1.2.2	Payments, Recordkeeping and Reimbursements

Covered Persons making business payments must always ensure that any such payments:

•	Reflect the actual value of the services provided;
•	Are made for a proper business reason;
•	Are made to legitimate service providers;
•	Are accurately and completely recorded; and
•	Meet the requirements of the laws of the U.S., U.K., and of other countries where we do business.

These fundamental requirements take on even greater significance in connection with Apollo’s

46

international business.

14.1.2.3	Facilitation Payments

Facilitation Payments are typically small, often cash payments made to obtain or accelerate a routine government action by a government official. Indeed, Foreign Government Officials sometimes request payments or other things of value to expedite or “facilitate” routine, non- discretionary government actions, such as obtaining utility services or visas, obtaining electrical service, or processing certain papers (“Facilitation Payments”).

Apollo prohibits Facilitation Payments. Facilitation Payments are unlawful under a number of applicable anti-corruption laws, including the U.K. Bribery Act, and they expose the firm to undue risk.

14.1.2.4	Commercial Bribery

The U.K. Bribery Act and other global anti-corruption laws that apply to Apollo and its Covered Persons prohibit so-called “commercial” bribery (i.e., bribes, kickbacks or other compensation paid to, or received by an officer, director, partner, employee or agent of a non-governmental business organization to obtain a business advantage).

Under no circumstances may Apollo or its Covered Persons, consultants, contractors or sub- contractors receive, or agree to receive, give, pay, offer or promise to pay, or authorize the giving or payment of money or anything of value to any person (i) for the purpose of (a) improperly obtaining or retaining business or securing an improper business advantage or (b) inducing or rewarding improper performance of a relevant function or activity, or (ii) when such person knows or believes that acceptance of the advantage would itself constitute the improper performance of a relevant function or activity, regardless of whether that person is a public official or private actor.

14.2	The Firm’s Anti-Bribery Procedures

14.2.1	Giving and Receiving Gifts

As noted above, the FCPA and U.K. Bribery Act prohibit improperly giving, promising, authorizing, or offering the payment of anything of value to a Foreign Government Official to induce the official to misuse his or her office or secure an improper advantage to obtain or retain business. Accordingly, the FCPA’s and U.K. Bribery Act’s restrictions extend to many forms of travel and entertainment expenditures for the benefit of Foreign Government Officials, as well as non-cash gifts and other benefits, such as offers of employment, educational placement, internships, secondments, and charitable donations to entities related to Foreign Government Officials. Regulators routinely bring criminal anti-corruption cases premised on improper provision of such value, even where no cash changes hands.

As a general matter, gifts are permissible to a Foreign Government Official when:

47

•	the gift meets the applicable value limits and pre-clearance requirements set forth in Section 11.6;

•	the gift does not involve cash or cash equivalent gifts (e.g., gift cards, pre-paid store cards, gambling chips);

•	the gift is permitted under both local law and the policies of the recipient’s employer;[3]
•	the gift is presented openly with complete transparency;
•	the gift is properly recorded in Apollo’s books and records; and
•	the gift is provided as a token of esteem, courtesy or in return for hospitality and comports with local custom.

14.2.2	Providing and Receiving Meals and Entertainment

Gifts differ from entertainment, which is characterized by both the provider and recipient attending an event at which there are business opportunities or business discussions. Reasonable and proportionate incidental business hospitality of a small value which seeks to improve the Firm’s image, to better present the Firm’s services, or to establish a cordial business relationship may be permitted, provided that the purpose of the hospitality is not to induce or reward improper action by any person, or to influence a Foreign Government Official in order to obtain such business. Whether the entertainment is provided for bona fide reasons and the reasonableness and proportionality of the entertainment will be determined by the surrounding circumstances. Adult entertainment is strictly prohibited.

As a general matter, business meals and entertainment with a Foreign Government Official are permissible when they:

•	meet the applicable value limits and pre-clearance requirements set forth in Section 11.7;
•	are related to the promotion of Apollo’s services or to the execution or performance of its contract with a customer;

•	are permitted under local law and the policies of the recipient’s employer;
•	are customary under local business practices;
•	are reasonable under the circumstances and not lavish or extravagant; and
•	avoid the appearance of impropriety.

3 Many U.S. and non-U.S. pension funds employees are under strict limits (sometimes as low at $50 or $100 per year) regarding permissible gifts, meals, entertainment, and hospitality that they may accept from a business counterparty like Apollo.

48

14.2.3	Providing Travel

Approval by Compliance is required prior to any payment of a counterparty’s travel, and it will only be approved if it is bona fide, reasonable, and directly related to (a) promotion, demonstration or explanation of products or services; or (b) execution or performance of a contract with a foreign government.

14.2.4	Restrictions on Reimbursements and Use of Cash

Apollo will only pay reimbursements for goods, services, or other expenditures that are fully and properly supported by third-party invoices or receipts in accordance with Apollo’s Travel & Expense Policy. You should refer to Apollo’s Expense Reporting Guidelines. With the exception of normal and customary petty cash requirements, cash transactions in connection with Apollo’s business should be avoided.

14.2.5	Contracts with Third Party Agents and Consultants (“Covered Intermediaries”)

You, as an individual, and Apollo can be held criminally liable for improper payments by third parties acting on behalf of Apollo. For this reason, Apollo policy requires that you follow certain steps, detailed below, when obtaining the services of a certain category of third parties (referred to below as “Covered Intermediaries”) in connection with Apollo’s business. These steps include due diligence procedures to be performed before engaging Covered Intermediaries, and certain contractual provisions that must be included in the relevant agreements.

14.2.5.1	Covered Intermediaries

“Covered Intermediaries” include all third parties engaged by Apollo:

•	To assist in obtaining, conducting or retaining business outside of the U.S. with a government entity or state-owned entity; or

•	To assist in obtaining permits, licenses or other documentation or certification needed to conduct business outside of the U.S.; or

•	To represent Apollo in dealing or having contact with any Foreign Government Officials or government or state-owned entities.

Examples of the types of third parties subject to this policy are:

•	Apollo’s “authorized agents” such as “placement agents”; and
•	Certain consultants not typically engaged by Apollo in high-risk countries who deal with discretionary matters relating to Apollo’s business with Foreign Government Officials. A
49

high-risk country is a country that has a score of 60 or less on Transparency International’s Corruption Perceptions Index.4

For countries not listed on the Transparency International Corruption Perceptions Index, please contact Compliance for guidance.

Determining whether a third party falls within the definition of Covered Intermediary can be difficult and may require legal advice. However, any “authorized agent” (i.e., parties contractually designated as agents authorized to act on Apollo’s behalf) and any third party acting on Apollo’s behalf in dealing with any unit of government (including state-owned enterprises) will fall within the definition. If you are uncertain whether any third party with whom you have business contacts meets this definition, please consult Compliance.

14.2.5.2	Due Diligence Required to Engage an Intermediary

Before entering into any contract with a Covered Intermediary, you must first conduct a reasonable due diligence investigation into the background, reputation, and business capabilities of the Intermediary. Consult with Compliance to determine an appropriate risk-based program.

A copy of the due diligence file shall be maintained by Compliance for each Covered Intermediary reviewed, whether or not retained.

14.2.5.3	Provisions Required to be Included in Contracts with Covered Intermediaries

Every Covered Intermediary must enter into a written agreement with Apollo, which must contain representations relating to the FCPA as approved by Compliance. Where applicable, annual certifications should also be obtained from Covered Intermediaries by the appropriate business unit representative and submitted to Compliance.

Contracts that provide for payments to parties other than the contracting Covered Intermediary, or payments to countries other than the home country of the contracting party, are generally not acceptable.

Compensation to Covered Intermediaries must be commercially reasonable and commensurate with the tasks that the contractor undertakes. Payments to Covered Intermediaries must be made in accordance with the terms of their contracts. You must not honor requests to vary the terms of contracts by:

•	Increasing or decreasing agreed amounts on any invoice if such a request is contrary to Apollo’s standards, procedures or applicable laws; or

•	Submitting multiple invoices if you suspect such invoices may be used in a manner contrary to Apollo standards, procedures or applicable laws or otherwise used improperly.

4 Access the index here: https://www.transparency.org/cpi2018

50

14.2.6	Mergers, Acquisitions and Joint Ventures

From time to time, Apollo will engage in business transactions such as mergers, acquisitions and/or joint ventures. As part of due diligence procedures for Anti-Corruption, and prior to the execution of these transactions, the Deal Team must ensure that outside counsel representing the Firm on such transactions conducts and documents an FCPA and U.K. Bribery Act review. Documentation shall be forwarded and maintained by the Legal Department or by the law firm conducting the review. For joint ventures where Apollo does not own majority interest, Apollo must make reasonable efforts to ensure that the joint venture business partner maintains a system of internal controls, accurate books and records and does not engage in corrupt payments. For additional information regarding Mergers, Acquisitions, and/or joint ventures, please contact the Legal Department and refer to the Apollo Global Management, Inc. Deal Manual.

14.2.7	Charitable Contributions

From time to time, Apollo will elect to make charitable contributions. Any known related party interest in the charity involving a Foreign Government Official, or any charitable donations that are requested by a Foreign Government Official, must be reviewed in advance by Compliance prior to any payment being promised, authorized, offered, or made.

14.2.8	Political Contributions

For information on Apollo’s policies and procedures related to political contributions, please see Section 13 above. Employees should be mindful that political contributions that comply with Section 13 above, might still violate the FCPA and other applicable anti-bribery laws if made for improper purposes.

15.	WHISTLEBLOWER POLICY

See Appendix 15 for the Firm’s Whistleblower Policy.

16.	BUSINESS CONTINUITY PLAN

Apollo has created a business continuity plan (the “BCP”) to provide guidance to all Covered Persons in the event of an emergency. The purpose of the BCP is to ensure that Apollo can continue to conduct its business in the event of an emergency that results in a business disruption. A copy of the BCP is distributed only to those with a role in implementing the BCP. Covered Persons should call the following emergency hotline numbers if a business interruption has occurred:

U.S. & Canada Offices: 1 (212) 822 0499

London: +44 (20) 7016 5005

Frankfurt: +49 (69) 78988 7140

Hong Kong & Shanghai Offices: +852 3588 6370

51

Mumbai & Delhi Offices: +91 (22) 3957 1460

Luxembourg: +352 2088 1340

Singapore: +65 6372 5470

Madrid: +34 91198 3740

17.	NOTE FOR REGISTERED REPRESENTATIVES AFFLIATED WITH APOLLO GLOBAL SECURITIES, LLC

As a Registered Representative of Apollo Global Securities, LLC (“AGS”), you may be subject to additional obligations in conjunction with those described in this Code of Ethics. Registered Representatives should review this document in conjunction with the AGS Compliance Manual and Written Supervisory Procedures.

52